Exhibit 4.1

WESCO DISTRIBUTION, INC.

as Issuer,

the Parent Guarantor named herein,

the Subsidiary Guarantor named herein

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of February 27, 2026

5.250% Senior Notes due 2031

5.500% Senior Notes due 2034

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INDENTURE, dated as of February 27, 2026, among WESCO Distribution, Inc., a Delaware corporation and its successors (the “Issuer”), the Parent Guarantor (as defined below), the Subsidiary Guarantor (as defined below) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the 5.250% Senior Notes due 2031 (the “5-Year Notes”) and the 5.500% Senior Notes due 2034 (the “8-Year Notes” and, together with the 5-Year Notes, the “Notes”).

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“5-Year Notes” has the meaning set forth in the recitals hereto.

“5-Year Notes Applicable Treasury Rate” for any 5-Year Notes Make-Whole Redemption Date means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available two Business Days prior to the date the Issuer gives notice of such 5-Year Notes Make-Whole Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such 5-Year Notes Make-Whole Redemption Date to April 15, 2028; provided, however, that if the period from the 5-Year Notes Make-Whole Redemption Date to April 15, 2028 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the 5-Year Notes Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the 5-Year Notes Make-Whole Redemption Date to April 15, 2028 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“5-Year Notes Make-Whole Premium” means, with respect to a 5-Year Note at any 5-Year Notes Make-Whole Redemption Date, an amount equal to the greater of (i) 1.0% of the principal amount of such 5-Year Note and (ii) the excess, if any, of (x) the present value of the sum of the principal amount and premium that would be payable on such 5-Year Note on April 15, 2028 and all remaining interest payments to and including April 15, 2028 (but excluding any interest accrued to the 5-Year Notes Make-Whole Redemption Date), discounted on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) from April 15, 2028 to the 5-Year Notes Make-Whole Redemption Date at a per annum interest rate equal to the 5-Year Notes Applicable Treasury Rate on such 5-Year Notes Make-Whole Redemption Date plus 0.50%, over (y) the outstanding principal amount of such 5-Year Note.

“5-Year Notes Make-Whole Redemption Date” with respect to a 5-Year Notes Make-Whole Redemption, means the date such 5-Year Notes Make-Whole Redemption is effectuated (and not, for the avoidance of doubt, the date of the related notice of redemption).

“8-Year Notes” has the meaning set forth in the recitals hereto.

“8-Year Notes Applicable Treasury Rate” for any 8-Year Notes Make-Whole Redemption Date means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available two Business Days prior to the date the Issuer gives notice of such 8-Year Notes Make-Whole Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such 8-Year Notes Make-Whole Redemption Date to April 15, 2029; provided, however, that if the period from the 8-Year Notes Make-Whole Redemption Date to April 15, 2029 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the 8-Year Notes Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the 8-Year Notes Make-Whole Redemption Date to April 15, 2029 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“8-Year Notes Make-Whole Premium” means, with respect to an 8-Year Note at any 8-Year Notes Make-Whole Redemption Date, an amount equal to the greater of (i) 1.0% of the principal amount of such 8-Year Note and (ii) the excess, if any, of (x) the present value of the sum of the principal amount and premium that would be payable on such 8-Year Note on April 15, 2029 and all remaining interest payments to and including April 15, 2029 (but excluding any interest accrued to the 8-Year Notes Make-Whole Redemption Date), discounted on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) from April 15, 2029 to the 8-Year Notes Make-Whole Redemption Date at a per annum interest rate equal to the Applicable Treasury Rate on such 8-Year Notes Make-Whole Redemption Date plus 0.50%, over (y) the outstanding principal amount of such 8-Year Note.

“8-Year Notes Make-Whole Redemption Date” with respect to an 8-Year Notes Make-Whole Redemption, means the date such 8-Year Notes Make-Whole Redemption is effectuated (and not, for the avoidance of doubt, the date of the related notice of redemption).

“ABL Facility” means that certain Fourth Amended and Restated Credit Agreement dated as of June 22, 2020 (as the same may be further amended, restated, amended and restated, modified or supplemented from time to time) among the Issuer, Barclays Bank PLC, as administrative agent, and the other parties from time to time party thereto, together with all related notes, letters of credit, collateral documents, guarantees and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, restated, amended and restated, modified, refinanced, refunded, renewed or replaced in whole or in part (including by sales of debt securities) from time to time including by or pursuant to any agreement(s) or instrument(s) (including an indenture) extending the maturity of or refinancing

(including increasing the amount of available borrowings thereunder or adding any Subsidiaries of the Parent Guarantor as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or instrument(s) or any successor or replacement bank credit agreement(s) and whether by the same or any other agent, lender, group of lenders, purchasers, debt holders, creditor or group of creditors.

“Additional Assets” means:

(1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Parent Guarantor or any of its Subsidiaries;

(2) the Capital Stock of a Person that becomes a Subsidiary of the Parent Guarantor as a result of the acquisition of such Capital Stock by the Parent Guarantor or any of its Subsidiaries; or

(3) Capital Stock constituting a non-controlling interest in any Person that at such time is a Subsidiary of the Parent Guarantor.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.01 hereof, as part of the same series as the Initial Notes.

“Additional Obligor” has the meaning set forth in Section 4.14(2).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, Depositary Custodian, or agent for service or notices and demands.

“Agent Members” has the meaning set forth in Section 2.16(a).

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“asset” means any asset or property, whether real, personal or mixed, tangible or intangible.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Parent Guarantor or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1) any shares of Capital Stock of any of the Parent Guarantor’s Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Parent Guarantor or a Subsidiary);

(2) all or substantially all the assets of any division or line of business of the Parent Guarantor or any of its Subsidiaries; or

(3) any other assets or property of the Parent Guarantor or any of its Subsidiaries outside of the ordinary course of business of the Parent Guarantor or such Subsidiary.

Notwithstanding the foregoing, none of the following shall be deemed to be an Asset Disposition:

(1) a disposition by a Subsidiary of the Parent Guarantor to the Parent Guarantor or by the Parent Guarantor or any of its Subsidiaries to any Subsidiary of the Parent Guarantor;

(2) for purposes of Section 4.08 only, a disposition of all or substantially all the assets of the Parent Guarantor or the Issuer in compliance with Section 5.01 or a disposition that constitutes a Change of Control pursuant to this Indenture;

(3) a sale, contribution, conveyance or other transfer of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction by or to a Receivables Entity in a Qualified Receivables Transaction;

(4) the license or sublicense of intellectual property or other intangibles;

(5) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(6) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7) the granting of Security Interests not prohibited by Section 4.10;

(8) the disposition by the Parent Guarantor or any of its Subsidiaries in the ordinary course of business of (i) cash and cash equivalents, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets or assets that, in the Parent Guarantor’s reasonable judgment, are no longer used or useful in the business of the Parent Guarantor or its Subsidiaries, or (iv) rights granted to others pursuant to leases or licenses, to the extent not materially interfering with the operations of the Parent Guarantor or its Subsidiaries;

(9) a Restricted Payment that is permitted by this Indenture;

(10) any exchange of assets for assets (including a combination of assets) (which assets may include Equity Interests or any securities convertible into, or exercisable or exchangeable for, Equity Interests, but which assets may not include any Indebtedness) of comparable or greater market value or usefulness to the business of the Parent Guarantor and its Subsidiaries, taken as a whole, which in the event of an exchange of assets with a fair market value in excess of (a) $50.0 million shall be evidenced by an Officer’s Certificate and (b) $100.0 million shall be set forth in a resolution approved by at least a majority of the members of the Board of Directors of the Parent Guarantor; provided that the Parent Guarantor shall apply any cash or cash equivalents received in any such exchange of assets as described in Section 4.08(a);

(11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(12) the issuance by any Subsidiary of the Parent Guarantor of Preferred Stock or any convertible securities;

(13) any sale of Capital Stock or Indebtedness or other securities of a Foreign Subsidiary;

(14) any sale of assets received by the Parent Guarantor or any of its Subsidiaries upon foreclosure on a Security Interest;

(15) the unwinding of any Hedging Obligations (including sales under forward contracts);

(16) any dispositions to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements;

(17) the lease or sublease of office space;

(18) the abandonment, farm-out, lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(19) dispositions of property pursuant to casualty events;

(20) dispositions of property pursuant to a Sale and Leaseback Transaction permitted by this Indenture;

(21) foreclosures on assets to the extent they would not otherwise result in a Default or Event of Default;

(22) a single transaction or series of related transactions that involve the disposition of assets with a fair market value of less than the greater of (x) $150.0 million and (y) 1.0% of Consolidated Total Assets; or

(23) dispositions of accounts receivable and related assets in connection with factoring arrangements entered into by the Parent Guarantor or any of its Subsidiaries and non-Affiliates in the ordinary course of business or as required or requested by customers, provided that the total amount of all such accounts receivable and related assets sold pursuant to such factoring arrangements shall not exceed the greater of (x) $300.0 million and (y) 2.0% of Consolidated Total Assets in the aggregate at any one time outstanding.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate borne by the Notes, compounded on a semiannual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal, state, local or foreign law for the relief of debtors.

“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person or, other than in connection with the definition of “Change of Control,” any duly authorized committee thereof.

“Business Day” has the meaning set forth in Section 11.06.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Consideration” has the meaning set forth in Section 4.08(a)(2).

“CFC Subsidiary” means any Subsidiary that constitutes a controlled foreign corporation within the meaning of Section 957 of the Code.

“CFC Subsidiary Holding Company” means any Subsidiary that is engaged in no material business activities other than the holding of Equity Interests and other investments in one or more CFC Subsidiaries or other CFC Subsidiary Holding Companies.

“Change of Control” means the occurrence of any of the following:

(1) any Transfer (other than by way of merger or consolidation) of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries taken as a whole to any “person” (as defined in Section 13(d) of the Exchange Act) or “group” (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than any Transfer to the Parent Guarantor or one or more Subsidiaries of the Parent Guarantor;

(2) the adoption of a plan for the liquidation or dissolution of the Parent Guarantor (other than in a transaction that complies with Section 5.01); or

(3) a “person” (as defined above) or “group” (as defined above) becomes, directly or indirectly, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the voting power of the Voting Stock of the Parent Guarantor, other than as a result of (i) any transaction where the voting power of the Voting Stock of the Parent Guarantor immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the voting power of the Voting Stock of such beneficial owner or (ii) any merger or consolidation of the Parent Guarantor with or into any “person” (as defined above) (a “Permitted Person”) or a subsidiary of a Permitted Person, in each case, if immediately after such transaction no person (as defined above) is the beneficial owner (as defined above), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such Permitted Person.

“Change of Control Offer” has the meaning set forth in Section 4.07(a).

“Change of Control Payment” has the meaning set forth in Section 4.07(a).

“Change of Control Payment Date” has the meaning set forth in Section 4.07(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:

(1) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(a) Consolidated Net Income;

(b) Consolidated Non-cash Charges;

(c) Consolidated Interest Expense to the extent the same was deducted in computing Consolidated Net Income;

(d) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses);

(e) any expenses or charges related to any Equity Offering, any recapitalization or incurrence of Indebtedness or this offering of the Notes;

(f) the amount of any interest expense attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary of the Parent Guarantor to the extent the same was deducted in computing Consolidated Net Income; and

(g) any net loss from discontinued operations; less

(2) (x) net income from discontinued operations and (y) non-cash items increasing Consolidated Net Income for such period, other than (a) the accrual of revenue consistent with past practice and (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges.

In calculating “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Total Assets” for any period, if any Asset Disposition or Asset Acquisition (whether pursuant to a stock or an asset transaction) shall have occurred since the first day of any 12-month period for which the “Consolidated Cash Flow Available for Fixed Charges” is being calculated, such calculation shall give pro forma effect to such Asset Disposition or Asset Acquisition including, for the avoidance of doubt, any Indebtedness incurred or repaid in connection with such Asset Disposition or Asset Acquisition.

For the purposes of calculating “Consolidated Cash Flow Available for Fixed Charges,” “Asset Acquisition” means any acquisition of property or series of related acquisitions of property that constitutes all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a Person; and “Asset Disposition” means any disposition of property or series of related dispositions of property that involves all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a Person.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow Available for Fixed Charges of the Parent Guarantor and its Subsidiaries during the most recent four consecutive full fiscal quarters for which financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of the Parent Guarantor and its Subsidiaries for the Four-Quarter Period. Notwithstanding anything to the contrary set forth in the definitions of Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to the incurrence or repayment of Indebtedness or the issuance or redemption of Preferred Stock, the pro forma calculations shall be determined in good faith by a responsible officer of the Parent Guarantor.

For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Parent Guarantor or any Subsidiary (and the application of the proceeds thereof) and any repayment of Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period.

In calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date (although interest with respect to any Indebtedness for periods while the same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while the same was actually outstanding);

(b) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period (although interest with respect to any Indebtedness for periods while the same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while the same was actually outstanding); and

(c) notwithstanding clause (a) or (b) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Fixed Charges” for any period means the sum, without duplication, of (a) Consolidated Interest Expense of the Parent Guarantor and the Subsidiaries for such period, plus (b) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Parent Guarantor or any Subsidiary or any Preferred Stock of any Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Parent Guarantor or a Subsidiary or to the extent paid in Qualified Equity Interests) for such period, multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Parent Guarantor and the Subsidiaries, expressed as a decimal.

“Consolidated Income Tax Expense” means, with respect to any Person for any period the provision for federal, state, local and foreign income taxes of such Person and its subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the interest expense of such Person and its subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of all payments associated with Capitalized Lease Obligations, capitalized interest, net payments, if any, pursuant to interest rate-related Hedging Obligations and imputed interest with respect to Attributable Indebtedness but excluding write-offs associated with the amendment and restatement or repayment of indebtedness).

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

(1) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), income, expenses or charges;

(2) the portion of net income of such Person and its subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its subsidiaries; provided that, for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;

(3) gains or losses in respect of any sales of Capital Stock or asset sales outside the ordinary course of business (including in a Sale and Leaseback Transaction) by such Person or one of its subsidiaries (net of fees and expenses relating to the transaction giving rise thereto);

(4) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(5) any fees, expenses and other costs incurred or paid (and write-offs recorded) in connection with the offering of the Notes and any subsequent exchange offer, the ABL Facility or other Indebtedness;

(6) nonrecurring or unusual gains or losses;

(7) the net after-tax effects of adjustments in the inventory, property and equipment, goodwill and intangible assets line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof;

(8) any fees and expenses incurred (and write-offs recorded) during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset sale, issuance or repayment or amendment or restatement of Indebtedness, issuance of Capital Stock, stock options or other equity-based awards, refinancing transaction or amendment or modification of any debt instrument (including without limitation any such transaction undertaken but not completed);

(9) any gain or loss recorded in connection with the designation of a discontinued operation (exclusive of its operating income or loss);

(10) any non-cash compensation or other non-cash expenses or charges arising from the grant of or issuance or repricing of Capital Stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such Capital Stock, stock options or other equity-based awards;

(11) any expenses or charges related to any Equity Offering, Asset Disposition, merger, amalgamation, consolidation, arrangement, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful);

(12) unrealized gains and losses with respect to Hedging Obligations; and

(13) any non-cash impairment, restructuring or special charge or asset write-off or write-down, and the amortization or write-off of intangibles.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of the Person and its subsidiaries (including without limitation any minority interest) reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means the total assets of the Parent Guarantor and its Subsidiaries as of the most recent fiscal quarter end for which an internal consolidated balance sheet of the Parent Guarantor and its Subsidiaries is available, all calculated on a consolidated basis in accordance with GAAP (which calculation shall give pro forma effect to any Asset Acquisition or Asset Disposition consummated by the Parent Guarantor since the date of such balance sheet and on or prior to the date of determination, as if such Asset Acquisition or Asset Disposition had been consummated on the date of such consolidated balance sheet).

For the purposes of calculating “Consolidated Total Assets,” “Asset Acquisition” means any acquisition of property or series of related acquisitions of property that constitutes all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a Person; and “Asset Disposition” means any disposition of property or series of related dispositions of property that involves all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a Person.

“Corporate Trust Office” means the office of the Trustee at which any time its corporate trust business in relation to this Indenture shall be administered, which at the date hereof is located at 1735 Market Street, 43rd Floor, Philadelphia PA 19103, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Covenant Defeasance” has the meaning set forth in Section 9.03.

“Covenant Termination Event” has the meaning set forth in Section 4.15(a).

“Credit Facilities” means one or more debt facilities (including, without limitation, the ABL Facility, the Receivables Facility) or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans or letters of credit, together with all related notes, letters of credit, collateral documents, guarantees and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, refinanced, refunded or replaced in whole or in part (including by sales of debt securities) from time to time including by or pursuant to any agreement(s) or instrument(s) (including an indenture) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder or adding the Parent Guarantor or Subsidiaries of the Parent Guarantor as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or instrument(s) or any successor or replacement bank credit agreement(s) and whether by the same or any other agent, lender, group of lenders, purchasers, debt holders, creditor or group of creditors.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Depositary” means, with respect to the Global Notes, The Depository Trust Company or another Person designated as depositary by the Issuer, which Person must be a clearing agency registered under the Exchange Act.

“Depositary Custodian” means the Trustee as custodian with respect to the Global Notes or any successor entity thereto.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or any of the Guarantors in connection with an Asset Disposition that is designated as “Designated Non-cash Consideration” pursuant to an officer’s certificate, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, in each case, (x) with respect to the 5-Year Notes, on or prior to the date which is 91 days after the final maturity date of such Notes and (y) with respect to the 8-Year Notes, on or prior to the date which is 91 days after the final maturity date of such Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change of control occurring prior to (x) with respect to the 5-Year Notes, the 91st day after the final maturity date of such Notes and (y) with respect to the 8-Year Notes, on the 91st day after the final maturity date of such Notes, in each case, shall not constitute Disqualified Equity Interests if the change of control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions of Section 4.07 and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of each series of Notes as required pursuant to Section 4.07.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Domestic Subsidiary” means any Subsidiary of the Issuer, other than a Foreign Subsidiary.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, Preferred Stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities that are convertible into such shares or other interests in such Person.

“Equity Offering” means a public sale for cash of common stock of the Parent Guarantor or any direct or indirect parent entity of the Parent Guarantor, other than (i) public offerings with respect to common stock of the Parent Guarantor or any of its direct or indirect parent entities registered on Form S-4 or Form S-8 or (ii) any sale to any Subsidiary of the Parent Guarantor.

“Event of Default” has the meaning set forth in Section 6.01.

“Excess Proceeds” has the meaning set forth in Section 4.08(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings, Inc. and any successor to its rating agency business.

“Fiscal Year” means the fiscal year of the Issuer, which at the date hereof ends on December 31.

“Fixed Basket” shall mean with respect to any covenant, any exception, threshold or basket based on any fixed amount.

“Foreign Subsidiary” means (i) any Subsidiary of the Issuer that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia, (ii) any Subsidiary of the Issuer that is a CFC Subsidiary Holding Company, or (iii) any Subsidiary of the Issuer that is a direct or indirect subsidiary of any CFC Subsidiary or CFC Subsidiary Holding Company.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date; provided, for the avoidance of doubt, that any leases that are not or would not be characterized as Capitalized Leases under GAAP as in effect on June 15, 2016 shall not be reclassified as Capitalized Leases and additional liabilities associated with such leases shall not be classified as Indebtedness as a result of any changes in interpretive releases or literature regarding GAAP or any requirements by the independent auditors of the Parent Guarantor.

“Global Note Legend” means the legend substantially in the form set forth in Exhibit C.

“Global Notes” has the meaning set forth in Section 2.16(a).

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. “Guarantee” when used as a verb shall have a corresponding meaning.

“Guarantor” means:

(1) the Parent Guarantor;

(2) the Subsidiary Guarantor;

(3) each Domestic Subsidiary of the Issuer that executes and delivers a Guarantee pursuant to Section 4.14; and

(4) each Subsidiary of the Issuer that otherwise executes and delivers a Guarantee,

in each case, until such time as such Person is released from its Guarantee in accordance with the provisions of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices or availability, either generally or under specific contingencies, and including both physical and financial settlement transactions.

“Holder” or “Noteholder” means any registered holder, from time to time, of any series of Notes.

“Incurrence-Based Basket” means, with respect to any covenant, any incurrence based exception, threshold or basket based on any applicable ratio or financial test.

“Indebtedness” of any Person at any date means, without duplication:

(a) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services due more than six months after such property is acquired or services performed, except (i) trade payables and accrued expenses, (ii) obligations to pay royalty fees or other payments under license agreements and (iii) accrued expenses, salary and other employee compensation obligations, in each case incurred in the ordinary course of business in connection with obtaining goods, materials or services;

(e) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person (but excluding any accrued but unpaid dividends);

(f) all Capitalized Lease Obligations of such Person;

(g) all Indebtedness of others secured by a Security Interest on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(h) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Parent Guarantor or any of its Subsidiaries that is guaranteed by the Parent Guarantor or any such Subsidiary shall only be counted once in the calculation of the amount of Indebtedness of the Parent Guarantor and its Subsidiaries on a consolidated basis;

(i) all Attributable Indebtedness; and

(j) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (g), the lesser of (a) the fair market value of any asset subject to a Security Interest securing the Indebtedness of others on the date that the Security Interest attaches and (b) the amount of the Indebtedness secured. For purposes of clause (e), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Initial 5-Year Notes” means the first $650,000,000 aggregate principal amount of 5-Year Notes issued under this Indenture on the date hereof.

“Initial 8-Year Notes” means the first $850,000,000 aggregate principal amount of 8-Year Notes issued under this Indenture on the date hereof.

“Initial Notes” means the Initial 5-Year Notes and the Initial 8-Year Notes.

“Initial Purchasers” means Barclays Capital Inc., BofA Securities, Inc., CIBC World Markets Corp., Fifth Third Securities, Inc., PNC Capital Markets LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc, TD Securities (USA) LLC and Academy Securities, Inc.

“Initial Security Interest” has the meaning set forth in Section 4.10.

“interest” means, with respect to each series of Notes, interest with respect thereto.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, in each case with stable outlook, or an equivalent rating by any other Rating Agency.

“Issue Date” means February 27, 2026, the date on which Notes were first issued under this Indenture.

“Issuer” has the meaning set forth in the recitals hereto.

“Legal Defeasance” has the meaning set forth in Section 9.02.

“Legal Holiday” has the meaning set forth in Section 11.06.

“Losses” has the meaning set forth in Section 7.07.

“Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

(1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees (including financial and other advisory fees) and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to non-controlling interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4) appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Parent Guarantor or any of its Subsidiaries after such Asset Disposition.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means, with respect to each series, the Initial Notes and the Additional Notes, if any. For each series, the Initial Notes issued on the Issue Date and the Additional Notes shall be treated as a single class for all purposes under this Indenture; provided, that if any such Additional Notes of a series are not fungible with the Initial Notes of such series for U.S. federal income tax purposes, such Additional Notes will have separate CUSIP numbers from the Initial Notes of such series, and unless the context otherwise requires, all references to the Notes shall include the Notes issued on the Issue Date and any Additional Notes.

“Offer” has the meaning set forth in Section 4.08(a).

“Offering Memorandum” means the Offering Memorandum of the Issuer, dated February 24, 2026, relating to the offering of the Notes on the Issue Date.

“Officer” means, with respect to any Person, the Chairman, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Controller, any Senior Vice President, any Vice President of such Person or any other authorized officer or director of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by any Officer of such Person that shall comply with applicable provisions of this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to the Parent Guarantor or any of its Subsidiaries, or other counsel who is reasonably acceptable to the Trustee. Each such opinion shall include the statements provided for in Section 11.04, if and to the extent required by the provisions thereof.

“Parent Guarantor” means WESCO International, Inc., a Delaware corporation, the direct parent company of the Issuer and its successors.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with each series of Notes or the Guarantees, as applicable.

“Paying Agent” has the meaning set forth in Section 2.04.

“Payment Default” has the meaning set forth in Section 6.01(a).

“Permitted Security Interest” has the meaning set forth in Section 4.10.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Physical Notes” means certificated Notes in registered form that are not Global Notes.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person having a preference or priority over other Equity Interests (however designated) of such Person, whether now outstanding or issued after the Issue Date.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Principal Facility” means any land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing, owned, on the date of this Indenture or thereafter, by the Parent Guarantor or any of its Subsidiaries, which has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of 1.0% of the Consolidated Total Assets, other than any such land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing which, in the opinion of the Board of Directors of the Parent Guarantor (evidenced by a board resolution), is not of material importance to the business conducted by the Parent Guarantor and its Subsidiaries taken as a whole.

“Private Placement Legend” means the legend substantially in the form set forth in Exhibit B.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Parent Guarantor.

“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A promulgated under the Securities Act.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Parent Guarantor or any of its Subsidiaries pursuant to which the Parent Guarantor or any of its Subsidiaries may sell, convey or otherwise transfer to:

(1) a Receivables Entity (in the case of a transfer by the Parent Guarantor or any of its Subsidiaries); or

(2) any other Person (in the case of a transfer by a Receivables Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Parent Guarantor or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms in all material respects at the time of such transaction (as determined in good faith by the Parent Guarantor). The grant of a Security Interest in any accounts receivable of the Parent Guarantor or any of its Subsidiaries to secure Indebtedness under Credit Facilities shall not be deemed a Qualified Receivables Transaction.

“Rating Agencies” means Moody’s, S&P and Fitch or, if any of Moody’s, S&P or Fitch shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s, S&P or Fitch or any of them, as the case may be.

“Receivables Entity” means (a) a Wholly Owned Subsidiary of the Parent Guarantor that is designated by the Board of Directors of the Parent Guarantor (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Parent Guarantor, which Person engages in the business of the financing of accounts receivable, and in the case of either clause (a) or (b):

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity:

(A) is Guaranteed by the Parent Guarantor or any Subsidiary of the Parent Guarantor (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

(B) is recourse to or obligates the Parent Guarantor or any Subsidiary of the Parent Guarantor in any way (other than pursuant to Standard Securitization Undertakings), or

(C) subjects any property or asset of the Parent Guarantor or any Subsidiary of the Parent Guarantor, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings);

(2) the entity is not an Affiliate of the Parent Guarantor or is an entity with which neither the Parent Guarantor nor any Subsidiary of the Parent Guarantor has any material contract, agreement, arrangement or understanding other than on terms that the Parent Guarantor reasonably believes to be no less favorable to the Parent Guarantor or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Guarantor; and

(3) is an entity to which neither the Parent Guarantor nor any Subsidiary of the Parent Guarantor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Parent Guarantor shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Parent Guarantor giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Receivables Facility” means that certain Fifth Amended and Restated Receivables Purchase Agreement dated as of June 22, 2020 (as the same may be further amended, restated, amended and restated, modified or supplemented from time to time) among the Issuer, as servicer, Wesco Receivables Corp., as seller, PNC Bank, National Association, as administrator and the other parties from time to time party thereto, together with all related agreements and instruments executed and delivered in connection therewith, in each case as amended, restated, amended and restated, modified, refinanced, refunded, renewed or replaced in whole or in part (including by sales of debt securities) from time to time including by or pursuant to any agreement(s) or instrument(s) (including an indenture) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder or adding any Subsidiaries of the Parent Guarantor as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or instrument(s) or any successor or replacement bank credit agreement(s) and whether by the same or any other agent, lender, group of lenders, purchasers, debt holders, creditor or group of creditors.

“Redemption Date” when used with respect to any Note to be redeemed pursuant to paragraph 5 of the Notes means the date fixed for such redemption pursuant to the terms of this Indenture and the Notes.

“Registrar” has the meaning set forth in Section 2.04.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” has the meaning set forth in Section 2.16(a).

“Regulation S Legend” means the legend substantially in the form set forth in Exhibit D.

“Regulation S Notes” has the meaning set forth in Section 2.02.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer in the Corporate Trust Department of the Trustee including any vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, in each case having direct responsibility for the administration of this Indenture, and any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Global Note” means a Global Note that is a Restricted Note.

“Restricted Note” has the same meaning as “restricted security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request (at the expense of the Issuer) and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

“Restricted Payment” means any of the following:

(a) the declaration or payment of any dividend or any other distribution on Equity Interests of the Parent Guarantor or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Parent Guarantor, including, without limitation, any payment in connection with any merger or consolidation involving the Parent Guarantor but excluding dividends or distributions payable solely in Qualified Equity Interests of the Parent Guarantor or through accretion or accumulation of such dividends on such Equity Interests; or

(b) the repurchase or redemption of any Equity Interests of the Parent Guarantor, including, without limitation, any payment in connection with any merger or consolidation involving the Parent Guarantor.

“Restricted Payments Basket” has the meaning set forth in Section 4.09(c).

“Restricted Period” has the meaning set forth in Section 2.17(b)(i).

“Restricted Physical Note” means a Physical Note that is a Restricted Note.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” has the meaning set forth in Section 2.16(a).

“Rule 144A Notes” has the meaning set forth in Section 2.02.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business

“Sale and Leaseback Transaction” means any sale or transfer made by the Parent Guarantor or one or more of its Subsidiaries (except a sale or transfer made to the Parent Guarantor or one or more of its Subsidiaries) of any Principal Facility that (in the case of a Principal Facility which is a building or equipment) has been in operation, use or commercial production (exclusive of test and start-up periods) by the Parent Guarantor or any of its Subsidiaries for more than 180 days prior to such sale or transfer, or that (in the case of a Principal Facility that is a parcel of real property not containing a building) has been owned by the Parent Guarantor or any of its Subsidiaries for more than 180 days prior to such sale or transfer, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease of such Principal Facility to the Parent Guarantor or any of its Subsidiaries (except a lease for a period not exceeding 36 months made with the intention that the use of the leased Principal Facility by the Parent Guarantor or such Subsidiary will be discontinued on or before the expiration of such period). The creation of any Secured Debt permitted under Section 4.10 shall not be deemed to create or be considered a Sale and Leaseback Transaction.

“Secured Debt” means outstanding Indebtedness of the Parent Guarantor or any of its Subsidiaries which is secured by (a) a Security Interest in any property or assets of the Parent Guarantor or any of its Subsidiaries, or (b) a Security Interest in any shares of Capital Stock owned directly or indirectly by the Parent Guarantor in a Subsidiary. The securing in the foregoing manner of any previously unsecured debt shall be deemed to be the creation of Secured Debt at the time such security is given. The amount of Secured Debt at any time outstanding shall be the aggregate principal amount then owing thereon by the Parent Guarantor and its Subsidiaries.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest which secures payment or performance of an obligation.

“Senior Secured Leverage Ratio” means, as of the date of determination, the ratio of (a) Total Debt secured by a Security Interest less unrestricted cash and cash equivalents of the Parent Guarantor and its Subsidiaries to (b) Consolidated Cash Flow Available for Fixed Charges for the most recently ended four fiscal quarter period ending immediately prior to such date for which financial statements are available. In the event that the Parent Guarantor or any of its Subsidiaries incurs, redeems, retires, defeases or extinguishes any Total Debt (other than Indebtedness under a revolving credit facility unless such Indebtedness has been permanently paid and not replaced) subsequent to the commencement of the period for which the Senior Secured Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Senior Secured Leverage Ratio is made, then the Senior Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement, defeasance or extinguishment of Total Debt as if the same had occurred at the beginning of the applicable four-quarter period. Notwithstanding anything to the contrary set forth in the definition of Consolidated Cash Flow Available for Fixed Charges (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to Asset Acquisition, Asset Disposition or incurrence, redemption, retirement, defeasance or extinguishment of Total Debt, the pro forma calculations shall be determined in good faith by a responsible officer of the Issuer.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Parent Guarantor or any Subsidiary of the Parent Guarantor that, taken as a whole, are customary in an accounts receivable transaction.

“subsidiary” of any Person means a corporation, association, partnership, limited liability company or other entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person (or a combination thereof). For purposes of this Indenture, any reference to a “Subsidiary” is a subsidiary of the Parent Guarantor or the Issuer, as applicable.

“Subsidiary Guarantor” means Anixter Inc., a Delaware corporation, and its successors.

“Terminated Covenants” has the meaning set forth in Section 4.15(a).

“Third Party Claim” has the meaning set forth in Section 7.07.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture (except as amended to the extent required by law).

“Total Debt” means, at any date of determination, the aggregate amount of all outstanding Indebtedness of the Parent Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, for purposes of Section 4.10, a binding commitment to lend under a revolving credit facility shall be deemed to be an incurrence of Indebtedness in the full amount of such commitment on the date that such commitment is entered into, regardless of whether the full amount of such revolving credit facility is actually borrowed, and thereafter the amount of such commitment shall be deemed fully borrowed at all times.

“Total Leverage Ratio” means, as of the date of determination, the ratio of (a) Total Debt less unrestricted cash and cash equivalents of the Parent Guarantor and its Subsidiaries to (b) Consolidated Cash Flow Available for Fixed Charges for the most recently ended four fiscal quarter period ending immediately prior to such date for which financial statements are available. In the event that the Parent Guarantor or any Subsidiary incurs, redeems, retires, defeases or extinguishes any Total Debt (other than Indebtedness under a revolving credit facility unless such Indebtedness has been permanently paid and not replaced) subsequent to the commencement of the period for which the Total Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Total Leverage Ratio is made, then the Total Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement, defeasance or extinguishment of Total Debt as if the same had occurred at the beginning of the applicable four-quarter period. Notwithstanding anything to the contrary set forth in the definition of Consolidated Cash Flow Available for Fixed Charges (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to Asset Acquisition, Asset Disposition or incurrence, redemption, retirement, defeasance or extinguishment of Total Debt, the pro forma calculations shall be determined in good faith by a responsible officer of the Issuer.

“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by a Sale and Leaseback Transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Unrestricted Global Note” means a Global Note that is not a Restricted Note.

“Unrestricted Physical Note” means a Physical Note that is not a Restricted Note.

“U.S. Government Obligations” means marketable direct obligations issued by, or unconditionally guaranteed as to full and timely payment by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America that, in each case, mature within one year from the date of acquisition thereof and are not callable or redeemable at the option of the issuer thereof.

“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.

“Usage Date” has the meaning set forth in Section 4.11.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have power to vote in the election of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” of any Person means a subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. No Incorporation by Reference of Trust Indenture Act.

This Indenture is not qualified under the TIA, and the TIA shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the TIA are incorporated into this Indenture unless expressly incorporated pursuant to this Indenture.

SECTION 1.03. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2) “or” is not exclusive;

(3) words in the singular include the plural, and in the plural include the singular;

(4) words used herein implying any gender shall apply to both genders;

(5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other clause;

(6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(7) “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(8) “will” shall be interpreted to express a command; and

(9) “including” means including without limitation.

ARTICLE TWO

THE SECURITIES

SECTION 2.01. Amount of Notes.

The Trustee shall initially authenticate the Initial Notes for original issue on the Issue Date upon a written order of the Issuer signed by one Officer, together with an Officer’s Certificate of the Issuer. The Trustee shall authenticate Additional Notes thereafter in unlimited amount for original issue upon a written order of the Issuer in the form of an Officer’s Certificate in aggregate principal amount as specified in such order. The Trustee shall also authenticate (i) replacement Notes as provided in Section 2.08, (ii) temporary Notes as provided in Section 2.11, (iii) Notes issued in connection with certain transfers and exchanges as provided in Sections 2.07, 2.16 and 2.17, (iv) Notes issued in connection with a partial redemption of the Notes as provided in Section 3.06 or a partial repurchase of a Note as provided in Section 4.07 and (v) Notes exchanged as provided in Section 8.04, in each case upon a written order of the Issuer in the form of an Officer’s Certificate in aggregate principal amount as specified in such order. Each such written order shall specify the principal amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

SECTION 2.02. Form and Dating; Legends.

The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-1 (in the case of the 5-Year Notes) and Exhibit A-2 (in the case of the 8-Year Notes), each of which is incorporated in and forms a part of this Indenture. Each Note shall be dated the date of its authentication.

The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”), Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) and all other Restricted Notes shall bear the Private Placement Legend. All Global Notes shall bear the Global Note Legend. Regulation S Notes shall bear the Regulation S Legend.

The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is a conflict between the terms of the Notes and this Indenture, the terms of this Indenture shall govern.

The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03. Execution and Authentication.

The Notes shall be executed on behalf of the Issuer by an Officer of the Issuer. The signature of any of these Officers on the Notes may be manual or facsimile.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

Each series of Notes shall be issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

SECTION 2.04. Registrar and Paying Agent.

The Issuer shall maintain (a) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), (b) an office or agency in the city in the United States in which the Trustee’s Corporate Trust Office is located, where Notes may be presented for payment (the “Paying Agent”) and (c) an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide a copy of such register from time to time upon request of the Issuer. The Issuer may appoint one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrars. The term “Paying Agents” means the Paying Agent and any additional Paying Agents. The Issuer or any Affiliate thereof may act as Registrar or a Paying Agent.

The Issuer shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or any required co-registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

The Issuer initially appoints the Trustee as Registrar, Paying Agent and Depositary Custodian.

The Issuer initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes. The Issuer may change the Depositary at any time without notice to any Holder, but the Issuer will notify the Trustee of the name and address of any new Depositary.

The Issuer shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee when reasonably requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations referred to above in this paragraph to any Holder of the Notes upon the written request of such Holder.

SECTION 2.05. Paying Agent To Hold Money in Trust.

The Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer, one or more of the Guarantors or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Money held in trust by a Paying Agent need not be segregated except as required by law and in no event shall a Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to a Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, such Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

SECTION 2.07. Transfer and Exchange.

Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate new Notes (and the Guarantors shall execute the Guarantees thereon) evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Issuer or the Trustee may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 3.07, 4.07 or 8.04 (in which events the Issuer shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

SECTION 2.08. Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the Guarantees thereon) if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Issuer, the Guarantors, the Trustee, the Registrar and any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee’s reasonable out-of-pocket expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note and may require the payment of a sum sufficient to cover any tax, assessment, fee or other charge that may be imposed in relation thereto and any other expenses (including the reasonable out-of-pocket fees and expenses of the Trustee) connected therewith. Every replacement Note shall constitute a contractual obligation of the Issuer. The provisions of this Section 2.08 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed, mutilated or wrongfully taken Notes.

SECTION 2.09. Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by or on behalf of the Trustee, (b) those accepted by the Trustee for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to the Issuer that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

If a Paying Agent holds, in its capacity as such, on any Maturity Date, U.S. Dollars sufficient to pay all accrued interest and principal with respect to the Notes payable on that date, then on and after that date such Notes shall cease to be outstanding and interest on them shall cease to accrue.

SECTION 2.10. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officer’s Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11. Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12. Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Issuer may not reissue or resell or issue new Notes to replace Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13. Defaulted Interest.

If the Issuer defaults on a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders thereof on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. If such default continues for thirty (30) days, the Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Issuer (or upon the written request of the Issuer, the Trustee, in the name and at the expense of the Issuer) shall mail to each affected Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee. If the Issuer elects for the Trustee to send such notice to the Holders then the Issuer shall provide such notice to the Trustee at least five (5) days (or such shorter time as may be agreed by the Trustee in its discretion) before such notice is required to be mailed to the Holders.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.

SECTION 2.14. CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers, and if so used, such CUSIP and ISIN numbers shall be included in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes, that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such CUSIP or ISIN numbers. The Issuer shall promptly notify the Trustee, in writing, of any such CUSIP or ISIN number used by the Issuer in connection with the issuance of the Notes and of any change in any such CUSIP or ISIN number.

SECTION 2.15. Deposit of Moneys.

Prior to 10:00 A.M., New York City time, on each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits such Paying Agents to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person, by wire transfer or by mail, at the office of the Paying Agent. Final payment of principal at maturity will only be made by the Trustee upon surrender of the related Note to the Trustee at its Corporate Trust Office.

SECTION 2.16. Book-Entry Provisions for Global Notes.

(a) Rule 144A Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Note”). Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note”). The term “Global Notes” means the Rule 144A Global Note and the Regulation S Global Note. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear the Private Placement Legend.

Members of, or direct or indirect participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Notes. The Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. None of the Issuer, the Trustee, the Paying Agent nor the Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of the Depositary, including records in respect of the beneficial owners of any such Global Note, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any Holder or beneficial owner of such Global Note, or for any transfers of beneficial interests in any such Global Note.

(b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes only in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes (i) if requested by a holder of such interests upon receipt by the Trustee of written instructions from the Depositary or its nominee on behalf of any beneficial owner and in accordance with the rules and procedures of the Depositary and provisions of this Section 2.16 or (ii) if the Depositary notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Note and the Issuer thereupon fail to appoint a successor depositary within 90 days or (iii) if the Depositary has ceased to be a clearing agency registered under the Exchange Act or (iv) if there shall have occurred and be continuing an Event of Default with respect to such Global Note and the Depository has requested such exchange. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary in accordance with its customary procedures.

(c) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to clause (b) of this Section 2.16, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(d) Any Restricted Physical Note delivered in exchange for an interest in a Global Note pursuant to Section 2.17 shall, except as otherwise provided in Section 2.17, bear the Private Placement Legend.

(e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17. Transfer and Exchange of Notes.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.16(b). Global Notes will not be exchanged by the Issuer for Physical Notes except under the circumstances described in Section in Section 2.16(b). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.17(b) or 2.17(f).

(b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depositary. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the 40th day after the later of the commencement of the offering of the Notes represented by a Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the “Restricted Period”), transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.17(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.17(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depositary in accordance with the applicable rules and procedures of the Depositary directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depositary containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.17(f).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit E, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit E, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit F, including the certifications in item (1)(a) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit E, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests in Global Notes for Physical Notes. A beneficial interest in a Global Note may not be exchanged for a Physical Note except under the circumstances described in Section 2.16(b). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Physical Note except under the circumstances described in Section 2.16(b).

(d) Transfer and Exchange of Physical Notes for Beneficial Interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i) Restricted Physical Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (2)(a) thereof;

(B) if such Restricted Physical Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit E, including the certifications in item (1) thereof;

(C) if such Restricted Physical Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit E, including the certifications in item (2) thereof;

(D) if such Restricted Physical Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit E, including the certifications in item (3)(a) thereof; or

(E) if such Restricted Physical Note is being transferred to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit E, including the certifications in item (3)(b) thereof,

the Trustee shall cancel the Restricted Physical Note, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

(ii) Restricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Physical Note may exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (1)(b) thereof; or

(B) if the Holder of such Restricted Physical Notes proposes to transfer such Restricted Physical Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit E, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Restricted Physical Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Restricted Physical Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Physical Note may exchange such Unrestricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Physical Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Physical Notes transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Physical Notes to Beneficial Interests in Restricted Global Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(e) Transfer and Exchange of Physical Notes for Physical Notes. Upon request by a Holder of Physical Notes and such Holder’s compliance with the provisions of this Section 2.17(e), the Registrar shall register the transfer or exchange of Physical Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Physical Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.17(e).

(i) Restricted Physical Notes to Restricted Physical Notes. A Restricted Physical Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Physical Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit E, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit E, including the certifications in item (2) thereof;

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit E, including the certifications in item (3)(a) thereof; and

(D) if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit E, including the certifications in item (3)(b) thereof.

(ii) Restricted Physical Notes to Unrestricted Physical Notes. Any Restricted Physical Note may be exchanged by the Holder thereof for an Unrestricted Physical Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Physical Note if the Registrar receives the following:

(1) if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Restricted Physical Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit E, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Physical Notes to Unrestricted Physical Notes. A Holder of an Unrestricted Physical Note may transfer such Unrestricted Physical Notes to a Person who takes delivery thereof in the form of an Unrestricted Physical Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Physical Notes pursuant to the instructions from the Holder thereof.

(iv) Unrestricted Physical Notes to Restricted Physical Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Restricted Physical Note.

(f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officer’s Certificate from the Issuer to such effect.

(h) General. All Global Notes and Physical Notes issued upon any registration of transfer or exchange of Global Notes or Physical Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Physical Notes surrendered upon such registration of transfer or exchange.

The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

None of the Issuer, the Trustee, Paying Agent nor any Agent of the Issuer shall have any responsibility or liability in any respect of the records relating to or payment made on account of beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.18. Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

ARTICLE THREE

REDEMPTION

SECTION 3.01. Election To Redeem; Notices to Trustee.

If the Issuer elects to redeem Notes of a series pursuant to paragraph 5 of such series of Notes, at least 10 days prior to the Redemption Date, the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of such Notes to be redeemed and the redemption price(s), and deliver to the Trustee an Officer’s Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of such Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Noteholders pursuant to Section 3.03, but it may be conditional as set forth in Section 3.03. If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of such Notes, will be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

SECTION 3.02. Selection by Trustee of Notes To Be Redeemed.

If less than all of the Notes of any series are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee on a pro rata basis to the extent practicable (or, in the case of Global Notes, the Notes will be selected for redemption based on the Depositary’s applicable procedures); provided that no Notes with a principal amount of $2,000 or less shall be redeemed in part. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. Redemption amounts shall only be paid upon presentation and surrender of any such Notes to be redeemed to the Trustee at its Corporate Trust Office.

SECTION 3.03. Notice of Redemption.

At least 10 days, and no more than 60 days, before a Redemption Date, the Issuer shall send, or cause to be sent, a notice of redemption electronically or by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.06.

The notice shall identify the Notes to be redeemed (including the CUSIP and/or ISIN numbers thereof) and shall state:

(1) the Redemption Date;

(2) the redemption price and the amount of premium and accrued interest to be paid;

(3) if any Notes of any series are being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7) that paragraph 5 of the Notes is the provision of the Notes pursuant to which the redemption is occurring;

(8) the aggregate principal amount of Notes that are being redeemed;

(9) any conditions precedent to such redemption in reasonable detail; and

(10) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

At the Issuer’s written request made at least five Business Days prior to the date on which notice is to be given (unless a shorter notice shall be agreed to in writing by the Trustee), together with the notice of redemption to be given, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s sole expense.

Any notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent with respect to completion of a corporate transaction (including, but not limited to, any merger, acquisition, disposition, asset sale or corporate restructuring or reorganization) or financing (including, but not limited to, any incurrence of Indebtedness (or entering into a commitment with respect thereto), Sale and Leaseback Transaction, issuance of securities, equity offering or contribution, liability management transaction or other capital raise) and may be given prior to the completion thereof. If any notice of redemption is subject to one or more conditions precedent, the notice shall describe each condition, and the notice may be rescinded in the event that any or all of the conditions shall not have been satisfied by the Redemption Date if the Issuer delivers an Officer’s Certificate to the Trustee describing the failure of the condition in reasonable detail and rescinding the redemption. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person. The Trustee shall promptly provide a copy of such Officer’s Certificate to the Holders in the same manner in which the notice of redemption was given.

SECTION 3.04. Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 is sent and subject to the proviso to this sentence, the series of Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided, however, that any redemption and notice thereof pursuant to this Indenture may, pursuant to the last paragraph of Section 3.03, be subject to one or more conditions precedent, and if the notice is rescinded in the event that any or all of the conditions shall not have been satisfied by the Redemption Date, the Issuer shall have no obligation to redeem Notes on such Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.05. Deposit of Redemption Price.

On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Dollars sufficient to pay the redemption price of, including premium, if any, and accrued interest on any and all Notes to be redeemed on that date (other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation).

On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and (to the extent permitted by applicable law) any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

SECTION 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment of Notes.

The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or the Paying Agents hold by 10:00 A.M. Eastern Time on that date U.S. Dollars designated for and sufficient to pay such installment.

The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02. Maintenance of Office or Agency.

(a) The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03. Legal Existence.

Except as permitted by Article Five, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer and each such Subsidiary, and (ii) the material rights (charter and statutory) and franchises of the Issuer and such Subsidiaries; provided that the Issuer shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors of the Issuer or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.04. Waiver of Stay, Extension or Usury Laws.

Each of the Issuer and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.05. Compliance Certificate.

(a) The Issuer shall deliver to the Trustee, within 120 days after the end of each Fiscal Year, an Officer’s Certificate (as enumerated by and in compliance with Section 314(a)(4) of the TIA) stating that such Officer has conducted or supervised a review of the activities the Issuer and its Subsidiaries and the Issuer’s and its Subsidiaries’ performance under this Indenture during such Fiscal Year, and further stating that, to such Officer’s knowledge, based upon such review, the Issuer has fulfilled all obligations under this Indenture or, if there has been a Default under this Indenture that is continuing, a description of the event and what action the Issuer is taking or propose to take with respect thereto.

(b) The Issuer shall deliver to the Trustee, within 10 Business Days after an executive officer of the Issuer becomes aware of any Default or Event of Default, a statement specifying such Default or Event of Default.

(c) The Issuer shall provide written notice to the Trustee of any change in the Issuer’s Fiscal Year.

SECTION 4.06. Taxes.

The Issuer shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies; provided, however, that, neither the Issuer nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.07. Repurchase at the Option of Holders upon Change of Control.

(a) Upon the occurrence of a Change of Control or, at the Issuer’s option, prior to the consummation of a Change of Control but after a transaction that would constitute a Change of Control upon consummation is publicly announced, the Issuer will make an offer, as described below (the “Change of Control Offer”), to the Holders of all of each series of outstanding Notes at an offer price in cash equal to 101% of the principal amount tendered, plus accrued and unpaid interest, if any, thereon to, but not including, the date of purchase (the “Change of Control Payment”).

(b) Within 30 days following any Change of Control or, at the Issuer’s option, prior to the consummation of such Change of Control but after the public announcement of a transaction that would constitute a Change of Control upon consummation thereof, the Issuer will mail (or to the extent permitted or required by applicable Depositary procedures or regulations with respect to each series of global Notes, send electronically) a notice to each Holder and the Trustee. The notice shall describe the transaction or transactions that constitute, or are expected to constitute, the Change of Control and offer to repurchase each series of Notes on the purchase date specified in such notice (which must be no earlier than 10 days nor later than 60 days from the date such notice is mailed or sent electronically, other than as required by law) (the “Change of Control Payment Date”) pursuant to the procedures required by this Indenture and described in such notice. Such obligation will not continue after a discharge of the Issuer or defeasance from its obligations with respect to each series of Notes. Such notice shall state:

(1) that the Change of Control Offer is being made pursuant to this Section 4.07 and that all Notes validly tendered and not validly withdrawn will be accepted for payment;

(2) the Change of Control Payment and the Change of Control Payment Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have a Note purchased pursuant to the Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent and Registrar for the Note at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the third Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

(7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess of $2,000; and

(8) the circumstances and relevant facts regarding such Change of Control.

(c) On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(1) accept for payment all Notes or portions thereof (in minimum amounts of $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee for cancellation all Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes (or portions thereof) being purchased by the Issuer.

Promptly following the deposit with the Paying Agent of the moneys described in Section 4.07(c)(2) above and the delivery of the Officer’s Certificate described in Section 4.07(c)(3) above, the Paying Agent will remit to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Issuer will execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder of Notes a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as reasonably practicable after the Change of Control Payment Date.

If Holders of not less than 90% in aggregate principal amount of the then outstanding Notes of a series validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any other Person making a Change of Control Offer in lieu of the Issuer as described below, purchases all of the applicable Notes validly tendered and not withdrawn by such Holders, the Issuer will have the right, upon not less than 10 nor more than 30 days’ prior notice, given not more than 10 days following such purchase pursuant to the Change of Control Offer described above, to redeem all such Notes of such series that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest to, but not including, the redemption date.

Upon the payment of the Change of Control Payment, the Trustee shall, subject to the provisions of Section 2.16, return the Notes purchased to the Issuer for cancellation. The Trustee may act as the Paying Agent for purposes of any Change of Control Offer.

(d) The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.07 with respect to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given or will be given pursuant to this Indenture as described in Article Three, prior to the date the Issuer is required to send notice of the Change of Control Offer to the Holders of the Notes, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made and such Change of Control Offer is otherwise made in compliance with the provisions of this Section 4.07.

(e) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.07, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue of its compliance with such securities laws or regulations.

SECTION 4.08. Limitation on Asset Disposition.

(a) The Parent Guarantor shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Disposition unless:

(1) the Parent Guarantor or such Subsidiary receives consideration at least equal to the fair market value (such fair market value to be determined in good faith by the Issuer on the date of contractually agreeing to such Asset Disposition) of the equity or assets subject to such Asset Disposition;

(2) at least 75% of the consideration received by the Parent Guarantor or such Subsidiary is in the form of cash or cash equivalents, Additional Assets or any combination thereof (collectively, the “Cash Consideration”); and

(3) within 365 days, including the 365th day, from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Parent Guarantor (or such Subsidiary, as the case may be) at its option:

(A) to prepay, repay, redeem or purchase Secured Debt of the Issuer or any Guarantor or Indebtedness of a Wholly Owned Subsidiary of the Parent Guarantor that is not a Guarantor (in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer); provided that such prepayment, repayment, redemption or purchase permanently retires, or reduces the related loan commitment (if any) for, such Indebtedness in an amount equal to the principal amount so prepaid, repaid, redeemed or purchased;

(B) to acquire Additional Assets or to make any other capital expenditures (provided that this requirement shall be deemed satisfied if the Parent Guarantor (or such Subsidiary, as the case may be) by the end of such 365-day period has entered into a binding agreement under which it is contractually committed to acquire Additional Assets and such acquisition is consummated within 180 days from the end of the 365-day period);

(C) to make an offer to the Holders of each series of Notes (and to holders of other Pari Passu Indebtedness of the Issuer designated by the Issuer) to purchase such series of Notes (and such other Pari Passu Indebtedness of the Issuer) pursuant to and subject to the conditions contained herein, as set forth below (other than with respect to Excess Proceeds and that such offer may be made at any time prior to the end of such 365-day period), and in the instruments governing such Pari Passu Indebtedness; and

(D) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any purpose permitted by the terms of this Indenture.

Pending application of Net Available Cash pursuant to this Section 4.08, such Net Available Cash shall be applied to temporarily reduce revolving credit Indebtedness or in any manner not prohibited by this Indenture.

(b) For the purposes of this Section 4.08, the following are deemed to be Cash Consideration:

(1) any liabilities, as shown on the Parent Guarantor’s or any of its Subsidiaries’ most recent balance sheet (or in the footnotes thereto or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Parent Guarantor’s or such Subsidiary’s balance sheet or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined by the Parent Guarantor), of the Parent Guarantor or such Subsidiary that are assumed by the transferee of any such assets either by operation of law or pursuant to (A) a customary novation agreement that releases the Parent Guarantor or such Subsidiary from further liability or (B) an assignment agreement that includes, in lieu of such a release, the agreement of the transferee or its parent company to indemnify and hold harmless the Issuer or such Subsidiary from and against any loss, liability or cost in respect of such assumed liability;

(2) any securities, notes or other obligations received by the Parent Guarantor or any of its Subsidiaries from such transferee that are converted by the Parent Guarantor or such Subsidiary into cash or cash equivalents within 360 days after such Asset Disposition, to the extent of the cash and cash equivalents received in that conversion; and

(3) any Designated Non-cash Consideration received by the Parent Guarantor or any of its Subsidiaries in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause that has at that time not been converted into cash or a cash equivalent, not to exceed the greater of (x) $300.0 million and (y) 2.0% of Consolidated Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(c) The amount of Net Available Cash not applied or invested as provided above will constitute “Excess Proceeds” (other than any Net Available Cash remaining after the Issuer has made an offer to purchase each series of Notes pursuant to clause (C) above). Within 10 Business Days of the date that the aggregate amount of Excess Proceeds equals or exceeds $100.0 million, the Issuer shall make an offer to purchase each series of Notes (each, an “Offer”), and shall purchase the series of Notes tendered pursuant to an Offer by the Issuer for the applicable series of Notes and other Pari Passu Indebtedness that contemporaneously requires the purchase, prepayment or redemption of such Indebtedness with the proceeds of sales of assets at a purchase price of 100% of their principal amount without premium, plus accrued but unpaid interest (or, in respect of such other Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness) to, but excluding, the date such Offer is consummated, in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture and the terms of such other Pari Passu Indebtedness. If any Excess Proceeds remain after consummation of an Offer and the contemporaneous offer with respect to any other Pari Passu Indebtedness contemplated above, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate purchase price of the securities tendered exceeds the amount of Excess Proceeds, the Issuer shall allocate the Excess Proceeds between such securities on a pro rata basis and will select the Notes to be purchased on a pro rata basis but in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof. The remainder of the Excess Proceeds allocable to the other Pari Passu Indebtedness will be repurchased as provided pursuant to the terms of such Indebtedness. Upon completion of such an Offer to purchase, Excess Proceeds will be deemed to be reset to zero.

(d) The Issuer shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of its compliance with such securities laws or regulations.

SECTION 4.09. Limitation on Restricted Payments.

The Parent Guarantor will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(a) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(b) after giving effect to such Restricted Payment (including, without limitation, the incurrence of any Indebtedness to finance such Restricted Payment), the Consolidated Fixed Charge Coverage Ratio would be less than 2.00 to 1.00; or

(c) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after November 26, 2013 (other than Restricted Payments made pursuant to clause (b), (c), (d), (e), (f), (g) or (h) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(1) 50% of Consolidated Net Income of the Parent Guarantor and its Subsidiaries determined in accordance with GAAP for the period (taken as one accounting period) commencing on July 1, 2013 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(2) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Parent Guarantor, of property and marketable securities received by the Parent Guarantor from the issuance and sale of Qualified Equity Interests of the Parent Guarantor after November 26, 2013 or from the issue or sale of convertible or exchangeable Disqualified Equity Interests of the Parent Guarantor or convertible or exchangeable debt securities of the Parent Guarantor, in each case that have been converted into or exchanged for Qualified Equity Interests of the Parent Guarantor, other than (A) any such proceeds which are used to redeem any series of Notes in accordance with paragraph 5 of such series of Notes or (B) any such proceeds or assets received from a Subsidiary of the Parent Guarantor, plus

(3) the aggregate amount by which Indebtedness incurred by the Parent Guarantor or any of its Subsidiaries subsequent to November 26, 2013 is reduced on the Parent Guarantor’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Parent Guarantor) into Qualified Equity Interests of the Parent Guarantor (less the amount of any cash, or the fair value of assets, distributed by the Parent Guarantor or any Subsidiary upon such conversion or exchange), plus

(4) 50% of any cash dividends or distributions received by the Parent Guarantor or any of its Subsidiaries after November 26, 2013 from any unconsolidated Person, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income.

The foregoing provisions will not prohibit:

(a) the payment by the Parent Guarantor of any dividend or the consummation of any redemption within 60 days after the date of declaration thereof or the giving of the redemption notice, as the case may be, if on the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(b) the repurchase or redemption of any Equity Interests of the Parent Guarantor in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(c) payments by the Parent Guarantor to redeem Equity Interests of the Parent Guarantor held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of the Parent Guarantor or its Subsidiaries, upon their death, disability, retirement, severance or termination of employment or service or other repurchase event pursuant to any management equity plan or stock option plan, shareholders’ agreement or any other management or employee benefit plan or agreement or arrangement; provided that the aggregate cash consideration paid for all such redemptions shall not exceed (A) $15.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum of $25.0 million in any calendar year); plus (B) the amount of any net cash proceeds received by the Parent Guarantor from the issuance and sale after November 26, 2013 of Qualified Equity Interests of the Parent Guarantor to officers, directors or employees of the Parent Guarantor or its Subsidiaries that have not been applied to the payment of Restricted Payments pursuant to this clause (c), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (c); provided that neither (x) cancellation of Indebtedness owing to the Parent Guarantor from any current or former officer, director or employee (or any permitted transferees thereof) of the Parent Guarantor or any of its Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of the Parent Guarantor from such Persons nor (y) any payments or other obligations arising in respect of Equity Interests of the Parent Guarantor held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) in connection with or resulting from the announcement or consummation of a Change of Control, will be deemed to constitute a Restricted Payment for purposes of this Section 4.09 or any other provisions of this Indenture;

(d) repurchases, redemptions, retirements or other acquisitions for value of Equity Interests (i) deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests or other convertible securities if the Equity Interests represent a portion of the exercise price thereof, or in connection with the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award or (ii) upon cancellation or forfeiture of stock options, warrants, rights to acquire Equity Interests or other convertible securities;

(e) Restricted Payments to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Equity Interests of any Person (including in a merger, consolidation, amalgamation or similar transaction) and payments of cash to dissenting shareholders in connection with a merger, consolidation, amalgamation, transfer of assets;

(f) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Subsidiary of the Parent Guarantor to the holders of its Equity Interests on a pro rata basis;

(g) Restricted Payments in an amount not to exceed $300.0 million since the Issue Date;

(h) (i) the repurchase or redemption of common stock or Preferred Stock purchase rights of the Parent Guarantor issued in connection with any stockholders rights plan and (ii) so long as no Default under clauses (1) or (2) of the definition of “Event of Default” shall have occurred and be continuing or shall occur as consequence thereof, Restricted Payments with respect to Preferred Stock in an aggregate amount not to exceed $73.0 million in each calendar year;

(i) repurchases, redemptions, retirements or other acquisitions for value of Equity Interests in an aggregate amount not to exceed $175.0 million per fiscal year;

(j) the payment of dividends to the holders of Equity Interests in Parent Guarantor in an aggregate amount not to exceed $175.0 million per fiscal year; and

(k) other Restricted Payments if, at the time of the making of such payments, and after giving effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such payment), the Total Leverage Ratio would not exceed 3.50 to 1.00, provided that (a) in the case of any Restricted Payment pursuant to clause (g) or (i) of this Section 4.09, no Default shall have occurred and be continuing or shall occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests that are used to make a payment pursuant to clauses (b) or (c)(B) of this Section 4.09 shall increase the Restricted Payments Basket.

For purposes of determining compliance with this Section 4.09, in the event that a payment or other action meets the criteria of more than one of the exceptions described in clauses (a) through (k) above, or is entitled to be made pursuant to the first paragraph of this Section 4.09, the Issuer will be permitted to classify such payment or other action on the date of its occurrence in any manner that complies with this Section 4.09. Payments or other actions permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such payment or other action, but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting payment or other action, including, for the avoidance of doubt, in the event that any Fixed Baskets are intended to be utilized together with any Incurrence-Based Baskets in a single transaction or a series of related transactions, (1) compliance with or satisfaction of any applicable financial ratios or tests for the portion of such Restricted Payment or other applicable transaction or action to be incurred under any Incurrence-Based Baskets shall first be calculated without giving effect to amounts being utilized pursuant to any Fixed Baskets, but giving full pro forma effect to all applicable and related transactions (including, subject to the foregoing with respect to Fixed Baskets, any incurrence and any repayment of Indebtedness and any related Liens) and all other permitted pro forma adjustments and (2) thereafter, incurrence of the portion of such Restricted Payment to be incurred under any Fixed Baskets shall be calculated.

If the Parent Guarantor or any of its Subsidiaries makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Parent Guarantor or such Subsidiary, would be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustment made in good faith to the Parent Guarantor’s financial statements affecting Consolidated Net Income.

SECTION 4.10. Limitation on Liens.

The Parent Guarantor will not at any time create, incur, assume or guarantee, and will not cause or permit any of its Subsidiaries to create, incur, assume or guarantee, any Secured Debt (the “Initial Security Interest”), and the Parent Guarantor will not at any time create, and will not cause or permit any of its Subsidiaries to create, any Security Interest securing any Indebtedness existing on the date hereof that would constitute Secured Debt if it were secured by a Security Interest, without first making effective provision whereby each series of Notes shall be secured by the Security Interest securing such Secured Debt equally and ratably with, or prior to, any and all other obligations and indebtedness so secured, so long as such other obligations and indebtedness shall be so secured; provided, however, that the foregoing prohibition will not prevent the creation, incurrence, assumption or guarantee of the following permitted Security Interests (the “Permitted Security Interests”):

(1) Security Interests on property acquired, constructed, developed or improved after the date of this Indenture by the Parent Guarantor or any of its Subsidiaries and created prior to or contemporaneously with, or within 180 days after the acquisition, construction, development or improvement of property that is a parcel of real property, a building, machinery or equipment;

(2) Security Interests on property at the time of acquisition which secure obligations assumed by the Parent Guarantor or any of its Subsidiaries, or on the property or on the outstanding shares or Indebtedness of a corporation or firm at the time it becomes a Subsidiary or is merged into or consolidated with the Parent Guarantor or any of its Subsidiaries, or on properties of a corporation or firm acquired by the Parent Guarantor or any of its Subsidiaries as an entirety or substantially as an entirety; provided that the Security Interests may not extend to any other property of the Parent Guarantor or such Subsidiary other than proceeds and products of such property, shares or Indebtedness and accessions thereto;

(3) Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by the Parent Guarantor or any of its Subsidiaries;

(4) Security Interests securing Indebtedness of a Subsidiary of the Parent Guarantor owing to the Parent Guarantor or to another of the Parent Guarantor’s Subsidiaries;

(5) Security Interests (a) to secure obligations under Credit Facilities or (b) in accounts receivable and related assets of the types specified in the definition of “Qualified Receivables Transaction” incurred in connection with a Qualified Receivables Transaction, in an aggregate principal amount under clauses (a) and (b) combined not to exceed the greater of (x) $5,000.0 million and (y) the maximum amount that would not cause the Senior Secured Leverage Ratio to exceed 3.50 to 1.00 after giving pro forma effect to the incurrence of the obligations to be secured by such Security Interests and the application of the proceeds therefrom;

(6) Security Interests existing on the Issue Date and extensions, renewals and replacements of any such Security Interests so long as such Security Interests are not extended to any other property of the Parent Guarantor or any of its Subsidiaries;

(7) any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

(8) carriers’, warehousemen’s, mechanics’ and other statutory liens arising in the ordinary course of business (including construction of facilities) in respect of obligations that are not due or that are being contested in good faith;

(9) Security Interests for taxes, assessments or governmental charges not yet delinquent or for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings;

(10) Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed or not giving rise to an Event of Default;

(11) landlords’ liens on fixtures on premises leased in the ordinary course of business;

(12) Security Interests to secure the performance of statutory obligations, insurance, surety or appeal bonds, performance bonds, or other obligations of a like nature incurred in the ordinary course of business (including Security Interests to secure letters of credit issued to assure payment of such obligations);

(13) Security Interests on assets of the Parent Guarantor or any of its Subsidiaries securing Indebtedness consisting of Hedging Obligations or Treasury Management Arrangements;

(14) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair the use of said properties in the operation of the business of the Parent Guarantor and its Subsidiaries;

(15) Security Interests in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods incurred in the ordinary course of business;

(16) Security Interests on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(17) filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(18) bankers’ liens and rights of setoff;

(19) Security Interests in cash, cash equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(20) Security Interests on specific items of inventory or other goods (and the proceeds thereof) of the Parent Guarantor or any of its Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or trade-related letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(21) grants of intellectual property licenses (including software and other technology licenses) in the ordinary course of business;

(22) Security Interests incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(23) deposits made in the ordinary course of business to secure liability to insurance carriers;

(24) Security Interests to secure partial, progress, advance or other payments or any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Security Interests if the commitment for the financing is obtained not later than 180 days after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such property;

(25) options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures, partnerships and the like;

(26) other Security Interests securing Indebtedness, in an aggregate principal amount for the Parent Guarantor and its Subsidiaries, together with the amount of Attributable Indebtedness incurred in connection with Sale and Leaseback Transactions, not exceeding at the time such Security Interest is created or assumed the greater of (x) $400.0 million and (y) 4.0% of Consolidated Total Assets;

(27) Security Interests on cash proceeds of Indebtedness (and on the related escrow accounts) in connection with the issuance of such Indebtedness into (and pending the release from) a customary escrow arrangement, to the extent such Indebtedness is otherwise Incurred in compliance with this Indenture; and

(28) Security Interests in connection with any factoring arrangement into which accounts receivable and related assets are permitted to be sold under the Indenture, provided that such Security Interests shall only encumber accounts receivable and related assets sold in connection with each such factoring arrangement and any supporting obligations related thereto.

Additionally, such permitted Secured Debt includes (with certain limitations) any extension, renewal or refunding, in whole or in part, of any Secured Debt permitted at the time of the original incurrence thereof.

Any Security Interest created for the benefit of the Holders of each series of Notes pursuant to this Section 4.10 shall provide by its terms that such Security Interest shall be unconditionally and automatically released and discharged upon the release and discharge of the Initial Security Interest.

For purposes of determining compliance with this Section 4.10, a Security Interest securing an item of Secured Debt need not be permitted solely by one category of Permitted Security Interest but may be permitted in part under any combination thereof, and if a Permitted Security Interest meets the criteria or more than one of the exceptions described in clauses (1) through (28) of this Section 4.10, the Parent Guarantor may, in its sole discretion, classify the

Permitted Security Interest in any manner that complies with this Section 4.10, including, for the avoidance of doubt, in the event that any Fixed Baskets are intended to be utilized together with any Incurrence-Based Baskets in a single transaction or a series of related transactions, (1) compliance with or satisfaction of any applicable financial ratios or tests for the portion of such Liens or other applicable transaction or action to be incurred under any Incurrence-Based Baskets shall first be calculated without giving effect to amounts being utilized pursuant to any Fixed Baskets, but giving full pro forma effect to all applicable and related transactions (including, subject to the foregoing with respect to Fixed Baskets, any incurrence and any repayment of Indebtedness and any related Liens) and all other permitted pro forma adjustments and (2) thereafter, incurrence of the portion of such Liens to be incurred under any Fixed Baskets shall be calculated.

SECTION 4.11. [reserved].

SECTION 4.12. Limitation on Sale and Leaseback Transactions.

The Parent Guarantor will not, and will not permit any of its Subsidiaries to, engage in any Sale and Leaseback Transaction unless:

(1) the Parent Guarantor or such Subsidiary would be entitled to incur Secured Debt pursuant to Section 4.10 equal in amount to the net proceeds of the property sold or transferred or to be sold or to be transferred pursuant to such Sale and Leaseback Transaction and secured by a Security Interest on the property to be leased, without equally and ratably securing the debt securities outstanding under this Indenture as provided under Section 4.10; or

(2) the Parent Guarantor or such Subsidiary shall apply, within 180 days after the effective date of such sale or transfer, an amount equal to such net proceeds to (i) the acquisition, construction, development or improvement of properties, facilities or equipment that are, or upon such acquisition, construction, development or improvement will be, a Principal Facility or Facilities or a part thereof or (ii) the repurchase or redemption of Notes or to the repayment or redemption of Indebtedness of the Parent Guarantor or of any of its Subsidiaries, or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment. In lieu of applying an amount equal to such net proceeds to such repurchase or redemption, the Parent Guarantor or any of its Subsidiaries may, within 180 days after such sale or transfer, deliver to the Trustee or any other applicable trustee or comparable Person, Notes or Indebtedness for cancellation and thereby reduce the amount to be applied to the repurchase or redemption of such Notes or Indebtedness by an amount equivalent to the aggregate principal amount of Notes or Indebtedness.

SECTION 4.13. Reports to Holders.

(a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding hereunder, the Issuer shall furnish to the Trustee and Holders the following:

(1) all quarterly and annual financial information required to be filed by the Parent Guarantor with the Commission on Forms 10-Q and 10-K, and, with respect to the annual information only, a report thereon by the Parent Guarantor’s certified independent accountants; and

(2) all current reports required to be filed by the Parent Guarantor with the Commission on Form 8-K (during any period in which the Parent Guarantor is not required to file reports with the Commission, such current reports need only be prepared or delivered if the Parent Guarantor determines in good faith that the information to be reported is material to the Holders of any series of Notes or the business, operations, assets, liabilities or financial position of the Parent Guarantor and its Subsidiaries, taken as a whole), in each case, within the time periods specified in the Commission’s rules and regulations, including any extension as would be permitted by Rule 12b-25 under the Exchange Act (and, during any period in which the Parent Guarantor is not required to file reports with the Commission, within the time periods specified in the Commission’s rules and regulations applicable to a “non-accelerated filer”).

(b) In addition, whether or not required by the rules and regulations of the Commission, the Parent Guarantor will make all such information publicly available (including via a non-password protected website) within the time periods specified in the Commission’s rules and regulations, including any extension as would be permitted by Rule 12b-25 under the Exchange Act (unless the Commission will not accept such a filing), and make such information available to Holders of each series of Notes upon request. In addition, to the extent not satisfied by the foregoing, the Parent Guarantor shall, for so long as any Notes remain outstanding, furnish to the Holders of each series of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) Whether the Parent Guarantor files such reports with the Commission or posts its reports on its website, the public filing of such reports with the SEC or the public posting of such reports shall satisfy any requirement hereunder to deliver such reports to the Trustee and the Holders. The terms of this Indenture shall not impose any duty on the Parent Guarantor under the Sarbanes-Oxley Act of 2002 and the related Commission rules that would not otherwise be applicable to it.

(d) Delivery of such reports and information to the Trustee shall be for informational purposes only, and the Trustee’s receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including the Issuer’s compliance with any of its covenants hereunder as to which the Trustee is entitled to rely exclusively on Officer’s Certificates delivered pursuant to this Indenture, including Officer’s Certificates delivered pursuant to Section 4.05(a)).

SECTION 4.14. Additional Guarantees.

If, on or after the Issue Date:

(1) the Issuer or any of its Subsidiaries acquires or creates a Domestic Subsidiary (other than a Receivables Entity) that guarantees any Indebtedness of the Parent Guarantor or any of its Domestic Subsidiaries under Credit Facilities (other than the ABL Facility) or any syndicated loan or capital markets debt securities; or

(2) any Domestic Subsidiary (other than a Receivables Entity) of the Issuer guarantees any Indebtedness of the Issuer or any of its Domestic Subsidiaries under Credit Facilities (other than the ABL Facility) or any syndicated loan or capital markets debt securities and that Domestic Subsidiary was not a Guarantor immediately prior to such guarantee (an “Additional Obligor”), then that newly acquired or created Domestic Subsidiary or Additional Obligor, as the case may be, shall become a Guarantor and execute a supplemental indenture substantially in the form of Exhibit G to this Indenture within 30 Business Days of the date on which it was acquired or created or became an Additional Obligor.

In addition, the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such supplemental Indenture complies with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to the entry into such supplemental indenture have been satisfied, and such Opinion of Counsel shall additionally state that such supplemental indenture is enforceable against the new Guarantor, subject to customary qualifications.

SECTION 4.15. Termination of Certain Covenants When Notes are Rated Investment Grade.

(a) If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from at least two Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Termination Event”), the Parent Guarantor and its Subsidiaries will not be subject to Sections 4.08, 4.09, 4.12(2) and 4.14 hereof (collectively, the “Terminated Covenants”).

(b) In the event that a Covenant Termination Event occurs, the Parent Guarantor and its Subsidiaries will no longer be subject to the Terminated Covenants, regardless of whether on any subsequent date one or more Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating.

(c) The Issuer, in an Officer’s Certificate, will provide the Trustee notice of any Covenant Termination Event. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the suspension period on the Issuer’s future compliance with their covenants or (iii) notify the Holders of a Covenant Termination Event. The Trustee may deliver a copy of any such Officer’s Certificate to the Holders upon request.

ARTICLE FIVE

SUCCESSOR OBLIGOR

SECTION 5.01. Merger, Consolidation or Sale of Assets.

The Parent Guarantor and the Issuer will not (i) consolidate or merge with or into any other Person or Transfer all or substantially all of the properties or assets of the Parent Guarantor and its Subsidiaries, taken as a whole, or the Issuer and its Subsidiaries, taken as a whole, as applicable, or (ii) permit any of their respective Subsidiaries to, in a single transaction or a series of related transactions, Transfer all or substantially all of the properties or assets of the Parent Guarantor and its Subsidiaries, taken as a whole, or the Issuer and its Subsidiaries, taken as a whole, as applicable, in the case of clauses (i) and (ii), to, another Person unless:

(1) the Parent Guarantor or the Issuer, as applicable, is the continuing Person, or the successor or Person to whom all or substantially all of the properties or assets are transferred to is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States or a state thereof;

(2) the successor Person or Person to whom all or substantially all of the properties or assets are transferred to expressly assumes, by a supplemental indenture or amendment of the relevant documents, the Parent Guarantor’s or the Issuer’s, as applicable, obligations under each series of Notes and this Indenture; and

(3) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred or be continuing.

A Guarantor (other than the Parent Guarantor) may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, another Person, other than the Parent Guarantor, the Issuer or another Guarantor, unless:

(1)

the successor or Person to whom all or substantially all of the properties or assets are transferred to is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States or a state thereof;

(2)

the successor Person or Person to whom all or substantially all of the properties or assets are transferred to expressly assumes, by a supplemental indenture or amendment of the relevant documents, the Guarantor’s obligations under each series of Notes and this Indenture; and

(3)	after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred or be continuing.

The Issuer shall deliver, or cause to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture.

This Section 5.01 will not apply to any Transfer of assets between or among the Parent Guarantor and any one or more of its Subsidiaries or between or among any one or more of the Parent Guarantor’s Subsidiaries. Clause (2) of the first paragraph of this Section 5.01 will not apply to: (1) any merger or consolidation of the Parent Guarantor with or into one of its Subsidiaries for any purpose or (2) any merger or consolidation of the Parent Guarantor or any of its Subsidiaries solely for the purpose of reincorporating the Parent Guarantor or such Subsidiary in another jurisdiction.

SECTION 5.02. Successor Person Substituted.

Upon any consolidation, combination or merger of the Parent Guarantor or the Issuer, or any Transfer of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries, taken as a whole, in accordance with the foregoing provisions of Section 5.01, in which the Issuer is not the continuing obligor under each series of Notes, the surviving entity formed by such consolidation or into which the Parent Guarantor or the Issuer is merged or to which such Transfer of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries, taken as a whole, is made, will succeed to, and be substituted for, and may exercise every right and power of the Issuer under this Indenture and each series of Notes with the same effect as if such surviving entity had been named therein as the Issuer and, the Issuer and all of the Guarantors will be released from the obligation to pay the principal of and interest on such series of Notes or in respect of its related Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under such Notes, this Indenture and its related Guarantee, if applicable.

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

Each of the following constitutes an “Event of Default” with respect to a series of Notes:

(1) default for 30 consecutive days in the payment when due of interest with respect to the Notes;

(2) default in payment when due of principal or premium, if any, on the applicable series of Notes at maturity, upon redemption or otherwise;

(3) failure by the Issuer for 60 consecutive days after receipt of notice from the Trustee or Holders of at least 25% in aggregate principal amount of the applicable series of Notes then outstanding under this Indenture (with a copy to the Trustee) to comply with the provisions under Section 4.07;

(4) failure by the Parent Guarantor or any Subsidiary of the Parent Guarantor for 60 consecutive days (120 days with respect to Section 4.13) after receipt of notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the applicable series of Notes then outstanding under this Indenture (with a copy to the Trustee) to comply with any covenant or agreement contained in this Indenture (other than the covenants and agreements specified in clauses (1) through (3) of this Section 6.01);

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Parent Guarantor or any of its Subsidiaries (other than Indebtedness owed to the Parent Guarantor or any of its Subsidiaries), whether such Indebtedness now exists or is created after the Issue Date, which default (a) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its stated maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; and, in each case, the Issuer has received notice specifying the default from the Trustee or Holders of at least 25% in aggregate principal amount of the applicable series of Notes then outstanding (with a copy to the Trustee) and does not cure the default within 30 days; provided, however, that this clause (5) shall not apply to any default with respect to Indebtedness that is (A) remedied by the Parent Guarantor of any of its Subsidiaries prior to the acceleration of Notes, including by the discharge of such Indebtedness or (B) waived (including in the form of amendment or consent) by the required holders of the applicable item of Indebtedness prior to the acceleration of Notes, in each case, if the Issuer delivers an Officer’s Certificate to the Trustee certifying to the matters in clause (A) or this clause (B), as applicable;

(6) failure by the Parent Guarantor or any of its Subsidiaries to pay final and non-appealable judgments (net of any amounts covered by insurance and as to which such insurer has not denied responsibility or coverage in writing) aggregating $100.0 million or more, which judgments are not paid, discharged, bonded, stayed or waived within 60 days after such judgment becomes final, and in the event such judgment is covered in full by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7) (A) a court having jurisdiction over the Issuer, the Parent Guarantor or any Subsidiary enters (x) a decree or order for relief in respect of the Issuer, the Parent Guarantor or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries of the Parent Guarantor that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or (y) a decree or order adjudging the Issuer, the Parent Guarantor or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries of the Parent Guarantor that, taken together, would constitute a

Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer, the Parent Guarantor or any Subsidiary or group of Subsidiaries under any Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, the Parent Guarantor or any such Subsidiary or group of Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (B) the Issuer, the Parent Guarantor or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries of the Parent Guarantor that, taken together, would constitute a Significant Subsidiary (i) commences a voluntary case under any Bankruptcy Law or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, the Parent Guarantor or any such Subsidiary or group of Subsidiaries or for all or substantially all the property and assets of the Issuer, the Parent Guarantor or any such Subsidiary or group of Subsidiaries, (iii) effects any general assignment for the benefit of creditors or (iv) generally is not paying its debts as they become due; and

(8) any Guarantee of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect in all material respects (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of this Indenture and such Guarantee).

SECTION 6.02. Acceleration of Maturity; Rescission.

If any Event of Default under this Indenture occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the applicable series of Notes then outstanding, may declare all such series of Notes to be due and payable by notice in writing to the Issuer and the Trustee, in the case of notice by Holders, specifying the respective Event of Default and that it is a “notice of acceleration” and the same will become immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to the Issuer or the Parent Guarantor, all outstanding Notes shall become due and payable without further action or notice.

Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding applicable series of Notes may rescind and annul such acceleration if:

(1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

(2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(3) the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements, indemnities and advances; and

(4) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the applicable series of Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested by the Holders of a majority of the principal amount outstanding of the applicable series of Notes to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer and the Guarantors.

SECTION 6.04. Waiver of Existing Defaults and Events of Default.

(a) Subject to Sections 2.10, 6.02, 6.08 and 8.02, the Holders of a majority in principal amount of any series of Notes then outstanding shall have the right to waive past Defaults and Events of Default under this Indenture applicable to such series except a continuing Default or Event of Default in the payment of the principal of, or interest or premium, if any, on any Note as specified in clauses (1) and (2) of Section 6.01 or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders as provided for in Section 8.02, which shall require the consent of all of the Holders of the applicable series of Notes then Outstanding. The Issuer shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.

(b) Upon any such waiver, such Default or Event of Default, as applicable, shall cease to exist, and, with respect to any waived Default, any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 6.05. Control by Majority.

Subject to Sections 2.10 and 7.01, the Holders of a majority in aggregate principal amount of the applicable series of outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against any cost, liability or expense that might be caused by taking such action or following such direction.

SECTION 6.06. Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1) the Holder has given the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in principal amount of the applicable series of Notes then outstanding make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee security or indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity against any cost, liability or expense that might be caused by complying with such request; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the applicable series of Notes then outstanding do not give the Trustee a direction that is inconsistent with the request.

A Noteholder may not use any provision of this Indenture to disturb or prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Parent Guarantor or of any Subsidiary of the Parent Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under each series of Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of any series of Notes by accepting a Note waives and releases all such liability. The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 6.08. Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment, on or after such respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.09. Collection Suit by Trustee.

If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the applicable series of Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.10. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Noteholders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

SECTION 6.11. Priorities.

If the Trustee collects any money or property pursuant to this Article Six, and after an Event of Default any money or other property distributable in respect of the Company’s or Guarantors’ obligations under this Indenture, such money or property shall be paid out or distributed in the following order:

FIRST: to the Trustee and any predecessor Trustee for amounts due under Section 7.07;

SECOND: to Noteholders for amounts due and unpaid on each series of Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.

SECTION 6.12. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.08 or a suit by Noteholders of more than 10% in principal amount of the applicable series of Notes then outstanding.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If a Default or Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person under the circumstances would exercise or use under the same circumstances in the conduct of his or her own affairs.

Except for an Event of Default pursuant to Section 6.01(1) or 6.01(2) (upon the occurrence of which the Trustee if then acting as Paying Agent will be deemed to have knowledge thereof), the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a Default or Event of Default by the Issuer or by the Holders of at least 25% of the aggregate principal amount of the applicable series of Notes by written notice of such event sent to the Trustee in accordance with Section 11.01 at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(b) Except during the continuance of a Default or Event of Default of which a Responsible Officer of the Trustee has actual knowledge:

(1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may require and, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate, subject to the requirement in the preceding sentence, if applicable.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of clause (b) of this Section 7.01.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from a majority in aggregate principal amount of the applicable series of Notes outstanding pursuant to the terms of this Indenture.

(d) Whether or not therein expressly so provided, clauses (a), (b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction (including, but in no way limited to, the fees and disbursements of agents and attorneys). The Trustee’s fees, expenses and indemnities (including, but in no way limited to, the fees and disbursements of agents and attorneys) are included in the amounts guaranteed by the Guarantees.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law. The Trustee shall not be accountable for any diminution in the value of any investments deposited with the Trustee, or any losses incurred upon any authorized disposition thereof.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

SECTION 7.02. Rights of Trustee.

Subject to Section 7.01:

(1) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2) Before the Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.04. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed by it with due care.

(4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute negligence or willful misconduct.

(5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance on the advice or opinion of such counsel.

(6) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including but not limited to as Registrar, Paying Agent and Depositary Custodian), and each agent, custodian and other person employed to act hereunder.

(7) The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its own negligence or willful misconduct in the performance of such act.

(8) The Trustee may from time to time request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any persons authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(9) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(10) The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, or inquire as to the performance by the Issuer or the Guarantors of any of their covenants in this Indenture.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee shall also be subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Guarantee, it shall not be accountable for the Issuer’s or any Guarantor’s use of the proceeds from the sale of Notes, it will not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent) or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, the Guarantees or this Indenture other than its certificate of authentication. The Trustee shall not be responsible for any statement in the Offering Memorandum or any other document utilized by the Issuer in connection with the sale of the Notes, shall not be responsible for compliance with securities laws in connection with the issuance and sale of the Notes, and shall not be responsible for any rating on the Notes or any action or omission of any Rating Agency.

SECTION 7.05. Notice of Defaults.

If a Default or Event of Default with respect to a series of Notes occurs and is continuing (which shall not be cured or waived) and if it is known to the Trustee (pursuant to Section 7.01(a) hereof), the Trustee shall give to each Noteholder of the applicable series a notice of the Default or Event of Default within 90 days after it occurs in the manner as provided in this Indenture. Except in the case of a Default or Event of Default relating to the payment of the principal of or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. [reserved].

SECTION 7.07. Compensation and Indemnity.

The Issuer and the Guarantors shall pay to the Trustee from time to time compensation as agreed upon for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify each of the Trustee and its agents, employees, stockholders, directors and officers and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee) and reasonable attorneys’ fees and expenses (collectively, “Losses”) incurred by each of them in connection with the acceptance or administration of this Indenture or the performance of its duties under this Indenture or the exercise of its rights and powers under the Notes and the Guarantees, including the costs and expenses of enforcing this Indenture (including this Section 7.07), the Notes and the Guarantees or otherwise arising under this Indenture and including the reasonable costs and expenses of defending itself against any claim (whether asserted by any Holder, the Issuer, any Guarantor or otherwise) or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Issuer and the Guarantors in writing promptly of any third party claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee for which it may seek indemnity (each, a “Third Party Claim”); provided that the failure by the Trustee to so notify the Issuer and the Guarantors shall not relieve the Issuer and Guarantors of their obligations hereunder except to the extent the Issuer and the Guarantors are actually prejudiced thereby. Neither the Issuer nor any Guarantor need pay for any settlement or provide any indemnification for any other Losses associated therewith to the extent such settlement is made in connection with any Third Party Claim without its consent, which consent may be withheld in its sole discretion. The Trustee shall have the right to its own counsel and the Issuer shall pay the reasonable fees and expenses of such counsel in connection with any Third Party Claim to the extent the Trustee reasonably determines that a conflict of interest exists or is required in connection with the performance of its duties under this Indenture.

Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own negligence, bad faith or willful misconduct.

To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to each series of Notes on all money or property held or collected by the Trustee except for such money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture.

The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Issuer and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven, provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder. The provisions of this Section 7.07 shall apply to Trustee in its capacity as Paying Agent, Registrar and any other Agent under this Indenture.

SECTION 7.08. Replacement of Trustee.

The Trustee may resign at any time by so notifying the Issuer and the Guarantors in writing. The Holders of a majority in principal amount of each series of outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of each series of outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, Noteholders holding at least 10% in principal amount of the applicable series of Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Consolidation, Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided that such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

SECTION 7.11. Paying Agents.

The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.11:

(A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

(B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(C) that it will give the Trustee written notice within three Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

ARTICLE EIGHT

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 8.01. Without Consent of Noteholders.

Notwithstanding Section 8.02, the Issuer, the Guarantors (except that any existing Guarantors need not execute a supplemental indenture entered into pursuant to clause (5) below) and the Trustee may amend or supplement this Indenture, any series of Notes or the Guarantees without the consent of any Holder for any of the following purposes:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of Physical Notes (provided that such uncertificated Notes are registered for U.S. tax purposes);

(3) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders of such Notes in the case of a merger, consolidation, Division or Transfer of sale of all or substantially all of the Issuer’s or such Guarantor’s assets;

(4) to secure the Notes of such series;

(5) to add any Guarantor or release any Guarantor from its Guarantee if such release is in accordance with the terms of this Indenture;

(6) to conform the text of this Indenture, the Notes, or the Guarantees to any provision of the “Description of Notes” set forth in the Offering Memorandum to the extent that such provision in the “Description of Notes” set forth in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Notes, or the Guarantees, which intent may be evidenced by an Officer’s Certificate to that effect;

(7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

(8) to make any change that would provide any additional rights or benefits to the Holders of such Notes or that does not adversely affect the rights under this Indenture of any Holder in any material respect; or

(9) add customary provisions allowing for the issuance of Additional Notes into escrow.

SECTION 8.02. With Consent of Noteholders.

(a) Except to the extent provided in Section 8.01 and clause (b) of this Section 8.02, this Indenture, the Notes or any Guarantee may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes), and any existing Default or compliance with any provision of this Indenture, the Notes or any Guarantee may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes); provided that (x) if any such amendment, supplement or waiver will only affect one series of Notes (or less than all series of Notes) then outstanding under this Indenture, then only the consent of the Holders of at least a majority in principal amount of the Notes of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of the Notes) shall be required and (y) if any such amendment, supplement or waiver by its terms will affect a series of Notes in a manner that is different from and materially adverse relative to the manner in which such amendment, supplement or waiver affects other series of Notes, then the consent of the Holders of at least a majority in principal amount of the Notes of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of the Notes) shall be required.

(b) Notwithstanding clause (a) of this Section 8.02, without the consent of each Holder of Notes issued under this Indenture affected thereby, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):

(1) reduce the principal amount of Notes issued under this Indenture whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal amount of or change the Maturity Date of any Notes, or alter the provisions with respect to the redemption of any such Notes other than, except as set forth in clause (7) of this Section 8.02 and the provisions of Section 4.07 of this Indenture;

(3) reduce the rate of or change the time for payment of interest on any such Notes;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any such Notes (except a rescission of acceleration of Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding applicable series of Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any such Note payable in currency other than that stated in such Note;

(6) make any change to the provisions of this Indenture relating to waiver of past Defaults or the rights of Holders of the Notes issued hereunder to receive payments of principal of or interest on the Notes;

(7) after the Issuer’s obligation to make an offer to purchase Notes arises hereunder (because, for the avoidance of doubt, a Change of Control has occurred) amend, change or modify in any material respect the obligations of the Issuer to make and consummate a Change of Control Offer with respect to a Change of Control that has occurred, including, without limitation, in each case, by amending, changing or modifying any of the definitions relating thereto;

(8) release the Issuer or any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

(9) modify or change any provision of this Indenture affecting the ranking of the Notes or Guarantees in a manner adverse to the Holders of Notes.

(c) It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 8.03. Revocation and Effect of Consents.

(a) After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Noteholders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Noteholders has been obtained.

(c) After an amendment, supplement, waiver or other action under Section 8.01 or Section 8.02 becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02(b). In that case the amendment, supplement, waiver or other action shall bind each Noteholder who has consented to it and every subsequent Noteholder or portion of a Note that evidences the same debt as the consenting Holder’s Note.

SECTION 8.04. Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Noteholder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.05. Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment or supplement authorized pursuant to this Article Eight if the amendment or supplement does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment or supplement. Notwithstanding anything herein to the contrary, in signing or refusing to sign an amendment or supplement, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.03, that the execution of such amendment or supplement is authorized or permitted by this Indenture and an Opinion of Counsel stating that such amendment or supplement is a valid and binding obligation of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms (subject to customary exceptions).

ARTICLE NINE

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01. Satisfaction and Discharge of Indenture.

This Indenture will be discharged and will cease to be of further effect as to the Notes of an applicable series and Guarantees, and the Trustee, at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, such applicable series of Notes and Guarantees, when all amounts due to the Trustee shall have been paid and either:

(1) the Issuer delivers to the Trustee all outstanding Notes of an applicable series issued under this Indenture (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) for cancellation; or

(2) (a) all Notes outstanding of an applicable series under this Indenture (i) have become due and payable, whether at maturity or as a result of the mailing or sending of a notice of redemption, or (ii) will become due and payable within one year (including as result of the mailing or sending of a notice of redemption), or are to be called for redemption within one year, under arrangements for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor irrevocably deposits with the Trustee as funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in such amounts as will be sufficient to pay the principal of, premium, if any, and interest on such Notes outstanding under this Indenture on the maturity date or on the applicable optional redemption date, as the case may be; (b) such deposit shall not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound; (c) the Issuer or any Guarantor has paid or caused to be paid all sums payable by the Issuer or any Guarantor under this Indenture; and (d) the Issuer have delivered (i) irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be, and (ii) an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of and at the expense of the Issuer.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Article Two and in Sections 4.02, 7.07, 9.05 and 9.06 shall survive such satisfaction and discharge.

SECTION 9.02. Legal Defeasance.

The Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to any series of outstanding Notes on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the applicable series of outstanding Notes and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and the Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of the Holders of the applicable series of outstanding Notes to receive solely from the trust described in Section 9.04 and as more fully set forth in Section 9.05, payments in respect of the principal amount of, premium, if any, and interest on such Notes when such payments are due,

(2) the Issuer’s obligations with respect to such series of Notes under Article Two and Section 4.02,

(3) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Issuer’s obligations in connection therewith and

(4) this Article Nine.

Concurrently with any Legal Defeasance, the Issuer may, at its further option, cause to be terminated, as of the date on which such Legal Defeasance occurs, all of the obligations under any or all of the Guarantees, if any, then existing and obtain the release of the Guarantees of any or all Guarantors. In order to exercise such option regarding a Guarantee, the Issuer shall provide the Trustee with written notice of their desire to terminate such Guarantee prior to the delivery of the Opinions of Counsel referred to in Section 9.04.

Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

SECTION 9.03. Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors under Section 4.05, 4.07, 4.08, 4.09, 4.10, 4.12, 4.13 and 4.14, clauses (2) and (3) of the first paragraph of Section 5.01 and clauses (2) and (3) of second first paragraph of Section 5.01 released with respect to any series of outstanding Notes on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, Covenant Defeasance means that, with respect to the applicable series of outstanding Notes, the Issuer may fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, each series of Notes and the Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise of the option in this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(3), (4), (5) and (6) shall not constitute Events of Default.

Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 9.02 or this Section 9.03, the Issuer’s obligations in Article Two and Sections 7.07, 9.05, 9.06, 9.07 and 9.08 shall survive until such time as the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 9.05, 9.07 and 9.08 shall survive.

SECTION 9.04. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 9.02 or Section 9.03 to the applicable series of outstanding Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the applicable series of Notes issued under this Indenture, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (with respect to non-callable U.S. government securities or a combination of cash in U.S. dollars and non-callable U.S. government securities in the opinion of a nationally recognized firm of independent public accountants (such opinion shall be delivered to the Trustee and upon which the Trustee shall have no liability in relying)), to pay the principal, premium, if any, and interest on the applicable series of Notes outstanding under this Indenture on the stated maturity or on the applicable optional redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that (a) the Issuer has received from, or (b) there has been published by, the Internal Revenue Service a ruling or since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the applicable series of Notes outstanding under this Indenture will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that the beneficial owners of the applicable series of Notes outstanding under this Indenture will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default with respect to the Notes of the applicable series shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Parent Guarantor or any of its Subsidiaries is a party or by which the Parent Guarantor or any of its Subsidiaries is bound;

(6) the Issuer must deliver to the Trustee an Officer’s Certificate (upon which the Trustee shall have no liability in relying) stating that the deposit was not made by the Issuer with the intent of preferring the Holders of the applicable series of Notes issued under this Indenture over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(7) the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel upon which the Trustee shall have the right to rely, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 9.05. Deposited Money and U.S. Government Obligations To Be Held in Trust.

Subject to Section 9.08, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the applicable series of outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agents, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the applicable series of outstanding Notes.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon a request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations under this Indenture, the applicable series of Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes of the applicable series because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

SECTION 9.07. Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys and U.S. Government Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid or delivered to the Trustee, or if sufficient moneys and U.S. Government Obligations have been deposited pursuant to Section 9.04, to the Issuer upon a request of the Issuer (or, if such moneys and U.S. Government Obligations had been deposited by the Guarantors, to the Parent Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08. Moneys Held by Trustee.

Any moneys and U.S. Government Obligations deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid or returned to the Issuer (or, if appropriate, the Guarantors) upon a request of the Issuer, or if such moneys and U.S. Government Obligations are then held by the Issuer or the Guarantors in trust, such moneys and U.S. Government Obligations shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust moneys and U.S. Government Obligations shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.06, or cause to be published once a week for two successive weeks, in one newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, the State of New York, a notice that such moneys and U.S. Government Obligations remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys and U.S. Government Obligations then remaining will be repaid or returned to the Issuer. After payment or return to the Issuer or the Guarantors or the release of any moneys and U.S. Government Obligations held in trust by the Issuer or any Guarantors, as the case may be, Holders entitled thereto must look only to the Issuer and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE TEN

GUARANTEE OF SECURITIES

SECTION 10.01. Guarantee.

The Guarantors, by execution of this Indenture, and any other Guarantor, by execution of a supplemental indenture substantially in the form of Exhibit G, jointly and severally, guarantee to each Holder and to the Trustee (i) the due and punctual payment of the principal of, premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. The Guarantors, by execution of this Indenture, and any other Guarantor, by execution of a supplemental indenture substantially in the form of Exhibit G, agrees that, subject only to the applicable provisions, if any, of Section 10.06, its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor. Each Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection).

Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Parent Guarantor for the purpose of this Guarantee.

The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Trustee or any Holder under the Guarantees.

SECTION 10.02. Execution and Delivery of Guarantee.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03. Release of Guarantors.

(a) A Guarantee of a Guarantor will be unconditionally and automatically released and discharged upon any of the following (other than, with respect to a Guarantor that is a direct or indirect parent of the Issuer, clauses (1) and (2) below):

(1) any Transfer (including, without limitation, by way of consolidation or merger) by any Guarantor to any Person that is not a Guarantor of all or substantially all of the properties and assets of such Guarantor; provided that such Guarantor is also released from all of its obligations in respect of Indebtedness under each Credit Facility and any other Indebtedness that gave rise to the obligation to provide such Guarantee;

(2) any Transfer directly or indirectly (including, without limitation, by way of consolidation or merger) to any Person that is not a Guarantor of Equity Interests of a Guarantor or any issuance by a Guarantor of its Equity Interests, such that such Guarantor ceases to be a Subsidiary of the Parent Guarantor; provided that such Guarantor is also released from all of its obligations in respect of Indebtedness under each Credit Facility and any other Indebtedness that gave rise to the obligation to provide such Guarantee;

(3) the release of such Guarantor from all obligations of such Guarantor in respect of Indebtedness under each Credit Facility and any other Indebtedness that gave rise to the obligation to provide such Guarantee; or

(4) upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture in accordance with Article Nine.

(b) No such release and discharge of a Guarantee of a Guarantor shall be effective against the Trustee or the Holders of the applicable series of Notes to which such Guarantee relates (i) if an Event of Default shall have occurred and be continuing under this Indenture as of the time of such proposed release until such time as such Event of Default is cured or waived (unless such release is in connection with the sale of the Equity Interests in such Guarantor constituting collateral for a Credit Facility in connection with the exercise of remedies against such Equity Interests or in connection with a Transfer permitted by this Indenture if, but for the existence of such Event of Default, such Guarantor would otherwise be entitled to be released from its Guarantee following the sale of such Equity Interests) and (ii) until the Issuer shall have delivered to the Trustee an Officer’s Certificate, upon which the Trustee shall have the right to rely, stating that all conditions precedent provided for in this Indenture relating to such release and discharge have been complied with and that such release and discharge is permitted under this Indenture.

(c) If the Guarantee of any Guarantor is deemed to be released or is automatically released, the Issuer shall deliver to the Trustee an Officer’s Certificate stating the identity of the released Guarantor, the basis for release in reasonable detail, and that such release complies with this Indenture. At the request and cost of the Issuer, and upon delivery to the Trustee of an Officer’s Certificate that a Guarantor has been released and that execution by the Trustee of documents reasonably requested by the Issuer or such Guarantor evidencing the release of the Parent Guarantor from its Guarantee complies with this Indenture, the Trustee shall execute any documents reasonably requested by either the Issuer or a Guarantor in order to evidence the release of the Parent Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten (it being understood that the failure to obtain any such instrument shall not impair any automatic release pursuant to this Section 10.03).

SECTION 10.04. Waiver of Subrogation.

Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and Notes of the applicable series shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of such Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.04 is knowingly made in contemplation of such benefits.

SECTION 10.05. Notice to Trustee.

The Issuer or any Guarantor shall give prompt written notice to the Trustee of any fact known to such Issuer or any such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Guarantees. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Issuer no later than three Business Days prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.05, and subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 10.05 at least three Business Days prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than three Business Days prior to such date.

SECTION 10.06. Limitation on Guarantor’s Liability.

Each Guarantor, and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee of a Guarantor does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01. Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

If to the Issuer or any Guarantor:

WESCO Distribution, Inc.

225 West Station Square Drive, Suite 700

Pittsburgh, Pennsylvania 15219-1122

Facsimile: (412) 222-7566

Attention: Chief Financial Officer

with a copy to:

225 West Station Square Drive, Suite 700

Pittsburgh, Pennsylvania 15219-1122

Facsimile: (412) 222-7304

Attention: General Counsel

If to the Trustee:

U.S. Bank Trust Company, National Association

1735 Market Street, 43rd Floor

Philadelphia, PA 19103

Attention: Corporate Trust Services

The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

The Trustee shall accept and act upon instructions, directions, reports, notices and other communications or information pursuant to this Indenture sent by unsecured electronic transmissions (including email and .pdf attachments); provided that (i) the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information and (ii) each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee and the use of digital signatures, including the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by an authorized representative), in English.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with applicable Depositary procedures.

If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Notwithstanding anything herein to the contrary, any notice to the Trustee shall be deemed given when actually received.

SECTION 11.02. [reserved].

SECTION 11.03. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, such Issuer or such Guarantor shall furnish to the Trustee:

(1) an Officer’s Certificate (which shall include the statements set forth in Section 11.04 below) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel (which shall include the statements set forth in Section 11.04 below) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.04. Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 11.05. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 11.06. Business Days; Legal Holidays.

A “Business Day” is a day that is not a Legal Holiday. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banks in The City of New York, the State of New York are authorized or required by law to close. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.07. Governing Law.

This Indenture, each series of Notes and the Guarantees shall be governed by, and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 11.08. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Parent Guarantor or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 11.09. Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Agents in this Indenture shall bind its successor.

SECTION 11.10. Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 11.11. Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.12. Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.13. Waiver of Jury Trial.

THE ISSUER, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 11.14. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances

SECTION 11.15. U.S.A. Patriot Act.

The Issuer and the Guarantors acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

WESCO DISTRIBUTION, INC., as Issuer

By:	/s/ Brian M. Begg
Name: Brian M. Begg
Title: Senior Vice President & Treasurer

WESCO INTERNATIONAL, INC., as Parent Guarantor

By:	/s/ Brian M. Begg
Name: Brian M. Begg
Title: Senior Vice President and Treasurer

ANIXTER INC., as Subsidiary Guarantor

By:	/s/ Brian M. Begg
Name: Brian M. Begg
Title: Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Robert P. Pavlovic
Name: Robert P. Pavlovic
Title: Vice President

EXHIBIT A-1

[FORM OF SENIOR NOTE DUE 2031]

WESCO DISTRIBUTION, INC.

5.250% SENIOR NOTE DUE 2031

[Insert Global Note Legend, if applicable]

[Insert Private Placement Legend, if applicable]

No.	CUSIP No. ISIN No. $

WESCO DISTRIBUTION, INC., a Delaware corporation (the “Issuer”), for value received promises to pay to ___________ or registered assigns the principal sum of ______________ (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto), on April 15, 2031.

Interest Payment Dates:  April 15 and October 15, commencing on October 15, 2026.

Record Dates:   April 1 and October 1 (whether or not a Business Day).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

A-1-2

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by a duly authorized officer.

WESCO DISTRIBUTION, INC.

By:
Name:
Title:

A-1-3

Certificate of Authentication

This is one of the 5.250% Senior Notes due 2031 referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:

Dated: _____________________

A-1-4

[FORM OF REVERSE OF SENIOR NOTE DUE 2031]

WESCO DISTRIBUTION, INC.

5.250% SENIOR NOTE DUE 2031

Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture referred to below unless otherwise indicated.

1. Interest. WESCO DISTRIBUTION, INC., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount set forth on the face hereof of this 5.250% Senior Note due 2031 (this “Note” and, together with any other 5.250% Senior Notes due 2031, the “5-Year Notes”) at a rate of 5.250% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including February 27, 2026 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each April 15 and October 15, commencing October 15, 2026. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the 5-Year Notes.

2. Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on April 1 or October 1 preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender the 5-Year Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in U.S. Dollars. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the 5-Year Notes.

3. Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice. The Issuer or any Affiliate thereof may act as Paying Agent or Registrar.

4. Indenture. The Issuer issued the 5-Year Notes under an Indenture dated as of February 27, 2026 (the “Indenture”) among the Issuer, the Parent Guarantor, the Subsidiary Guarantor and the Trustee. This is one of an issue of 5-Year Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the 5-Year Notes include those stated in the Indenture. The 5-Year Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of them.

5. Optional Redemption.

At any time prior to April 15, 2028, the Issuer may on any one or more occasions redeem up to (i) 35% of the original aggregate principal amount of the 5-Year Notes issued under the Indenture and (ii) all or a portion of any applicable Additional Notes issued after the Issue Date, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 105.250% of the principal amount of the 5-Year Notes redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date, with an amount of cash no greater than the cash proceeds (net of initial purchasers’ discounts) of all Equity Offerings since the Issue Date; provided that:

A-1-5

(1) at least 65% (calculated after giving effect to any issuance of applicable Additional Notes) of the aggregate principal amount of the 5-Year Notes issued under the Indenture (excluding the 5-Year Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

In addition, prior to April 15, 2028, the Issuer may redeem the 5-Year Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the applicable 5-Year Notes Make-Whole Redemption Date, plus the 5-Year Notes Make-Whole Premium. The Issuer will notify the Trustee of the 5-Year Notes Make-Whole Premium by delivering to the Trustee, on or before the applicable 5-Year Notes Make-Whole Redemption Date, an Officer’s Certificate showing the calculation thereof in reasonable detail, and the Trustee will not be responsible for verifying or otherwise for such calculation.

On or after April 15, 2028, the Issuer may on any one or more occasions redeem all or a part of the 5-Year Notes, upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 5-Year Notes redeemed, to but excluding the applicable Redemption Date, if redeemed during the 12-month period beginning on April 15 of the years indicated below:

Year	Percentage
2028	102.6250%
2029	101.3125%
2030 and thereafter	100.0000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 5-Year Notes or portions thereof called for redemption on the applicable redemption date. Any notice of redemption of the 5-Year Notes may, at the Issuer’s discretion, be subject to one or more conditions precedent with respect to completion of a corporate transaction (including, but not limited to, any merger, acquisition, disposition, asset sale or corporate restructuring or reorganization) or financing (including, but not limited to, any incurrence of Indebtedness (or entering into a commitment with respect thereto), Sale and Leaseback Transaction, issuance of securities, equity offering or contribution, liability management transaction or other capital raise) and may be given prior to the completion thereof. If a redemption is subject to satisfaction of one or more conditions precedent, the notice shall describe each condition, and the notice may be rescinded in the event that any or all of the conditions shall not have been satisfied by the redemption date. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

A-1-6

In addition, the Issuer may acquire 5-Year Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Notwithstanding the foregoing, the payment of accrued but unpaid interest in connection with the redemption of 5-Year Notes is subject to the rights of a Holder of 5-Year Notes on a record date for the payment of interest whose 5-Year Notes are to be redeemed on or after such record date but on or prior to the related interest payment date to receive interest on such interest payment date.

6. Notice of Optional Redemption. Notices of redemption shall be mailed by first class mail or sent electronically at least 10 but not more than 60 days before the Redemption Date to each Holder of 5-Year Notes to be redeemed at its registered address (or to the extent permitted or required by applicable Depositary procedures or regulations with respect to global 5-Year Notes, sent electronically). If any 5-Year Note is to be redeemed in part only, the notice of redemption that relates to such 5-Year Note shall state the portion of the principal amount thereof to be redeemed. Any redemption and notice thereof may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption.

7. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding 5-Year Notes in accordance with the procedures set forth in the Indenture.

8. Denominations, Transfer, Exchange. The 5-Year Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. A Holder may transfer or exchange 5-Year Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 5-Year Notes or portion of a 5-Year Note selected for redemption, or register the transfer of or exchange any 5-Year Notes for a period of 15 days before a mailing of notice of redemption.

9. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

10. Unclaimed Money. If money held by the Paying Agent or Trustee for the payment of principal or interest remains unclaimed for two years, the Paying Agent or Trustee, as applicable, will pay such money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer and the Guarantors for payment as general creditors unless an “abandoned property” law designates another Person.

A-1-7

11. Amendment, Supplement, Waiver, Etc. The Issuer and the Trustee may, without the consent of the Holders of any outstanding 5-Year Notes, amend, waive or supplement the Indenture or the 5-Year Notes for certain specified purposes, including, among other things, curing ambiguities, omissions, defects or inconsistencies, providing for the assumption by a successor to the Issuer of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the 5-Year Notes may be made by the Issuer and the Trustee with the consent of Holders as further described in the Indenture.

12. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Parent Guarantor and its Subsidiaries to, among other things, create liens, make Restricted Payments, enter into Sale and Leaseback Transactions or consolidate, merge or sell all or substantially all of the assets of the Parent Guarantor and its Subsidiaries and requires the Issuer to provide reports to Holders of the 5-Year Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.05 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.

13. Successor Person. When a successor Person assumes all the obligations of its predecessor under the 5-Year Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor Person will, except as provided in Article Five, be released from those obligations.

14. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under the Indenture, either the Trustee, by notice in writing to the Issuer, or the Holders of at least 25% in aggregate principal amount of the 5-Year Notes then outstanding, by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, may declare the principal of and premium, if any, and accrued interest, if any, on the 5-Year Notes to be due and payable, and upon such declaration of acceleration, such principal of and premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to the Issuer or the Parent Guarantor, the principal of and premium, if any, and accrued interest, if any, on the 5-Year Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the 5-Year Notes then outstanding may rescind and annul such acceleration if:

(1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

A-1-8

(2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(3) the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(4) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Holders may not enforce the Indenture or the 5-Year Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the 5-Year Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding 5-Year Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the 5-Year Notes) if it determines that withholding notice is in their best interests.

15. Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

16. No Recourse Against Others. No director, officer, employee, incorporator, member of the Board of Directors or holder of Capital Stock of the Parent Guarantor or of any Subsidiary, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the 5-Year Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 5-Year Notes by accepting a 5-Year Note waives and releases all such liability.

17. Satisfaction and Discharge. The Issuer’s and each Guarantors’ obligations pursuant to the Indenture in relation to the Notes will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the 5-Year Notes or upon the irrevocable deposit with the Trustee of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the 5-Year Notes to maturity or redemption, as the case may be.

18. Guarantees. From and after the Issue Date, the 5-Year Notes will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

19. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.

A-1-9

20. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

WESCO Distribution, Inc.

225 West Station Square Drive, Suite 700

Pittsburgh, Pennsylvania 15219-1122

Facsimile: (412) 222-7566 Attention: Chief Financial Officer

A-1-10

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: ______________________________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.07 or Section 4.08 of the Indenture check the appropriate box:

☐ Section 4.07     ☐ Section 4.08

If you want to have only part of this Note purchased by the Issuer pursuant to Section 4.07 or Section 4.08 of the Indenture, state the amount you elect to have purchased:

$

($2,000 or integral multiples of $1,000 in excess

of $2,000; provided that the part not

purchased must be at least $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-12

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

*	Insert in Global Securities only.

A-1-13

EXHIBIT A-2

[FORM OF SENIOR NOTE DUE 2034]

WESCO DISTRIBUTION, INC.

5.500% SENIOR NOTE DUE 2034

[Insert Global Note Legend, if applicable]

[Insert Private Placement Legend, if applicable]

No.	CUSIP No. ISIN No. $

WESCO DISTRIBUTION, INC., a Delaware corporation (the “Issuer”), for value received promises to pay to ___________ or registered assigns the principal sum of ______________ (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto), on April 15, 2034.

Interest Payment Dates:  April 15 and October 15, commencing on October 15, 2026.

Record Dates:   April 1 and October 1 (whether or not a Business Day).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by a duly authorized officer.

WESCO DISTRIBUTION, INC.

By:
Name:
Title:

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Certificate of Authentication

This is one of the 5.500% Senior Notes due 2034 referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:

Dated: _____________________

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[FORM OF REVERSE OF SENIOR NOTE DUE 2034]

WESCO DISTRIBUTION, INC.

5.500% SENIOR NOTE DUE 2034

Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture referred to below unless otherwise indicated.

1. Interest. WESCO DISTRIBUTION, INC., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount set forth on the face hereof of this 5.500% Senior Note due 2034 (this “Note” and, together with any other 5.500% Senior Notes due 2034, the “8-Year Notes”) at a rate of 5.500% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including February 27, 2026 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each April 15 and October 15, commencing October 15, 2026. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the 8-Year Notes.

2. Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on April 1 or October 1 preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender the 8-Year Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in U.S. Dollars. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the 8-Year Notes.

3. Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice. The Issuer or any Affiliate thereof may act as Paying Agent or Registrar.

4. Indenture. The Issuer issued the 8-Year Notes under an Indenture dated as of February 27, 2026 (the “Indenture”) among the Issuer, the Parent Guarantor, the Subsidiary Guarantor and the Trustee. This is one of an issue of 8-Year Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the 8-Year Notes include those stated in the Indenture. The 8-Year Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of them.

5. Optional Redemption.

At any time prior to April 15, 2029, the Issuer may on any one or more occasions redeem up to (i) 35% of the original aggregate principal amount of the 8-Year Notes issued under the Indenture and (ii) all or a portion of any applicable Additional Notes issued after the Issue Date, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 105.500% of the principal amount of the 8-Year Notes redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date, with an amount of cash no greater than the cash proceeds (net of initial purchasers’ discounts) of all Equity Offerings since the Issue Date; provided that:

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(1) at least 65% (calculated after giving effect to any issuance of applicable Additional Notes) of the aggregate principal amount of the 8-Year Notes issued under the Indenture (excluding the 8-Year Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

In addition, prior to April 15, 2029, the Issuer may redeem the 8-Year Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the applicable 8-Year Notes Make-Whole Redemption Date, plus the 8-Year Notes Make-Whole Premium. The Issuer will notify the Trustee of the 8-Year Notes Make-Whole Premium by delivering to the Trustee, on or before the applicable 8-Year Notes Make-Whole Redemption Date, an Officer’s Certificate showing the calculation thereof in reasonable detail, and the Trustee will not be responsible for verifying or otherwise for such calculation.

On or after April 15, 2029, the Issuer may on any one or more occasions redeem all or a part of the 8-Year Notes, upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 8-Year Notes redeemed, to but excluding the applicable Redemption Date, if redeemed during the 12-month period beginning on April 15 of the years indicated below:

Year	Percentage
2029	102.750%
2030	101.375%
2031 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 8-Year Notes or portions thereof called for redemption on the applicable redemption date. Any notice of redemption of the 8-Year Notes may, at the Issuer’s discretion, be subject to one or more conditions precedent with respect to completion of a corporate transaction (including, but not limited to, any merger, acquisition, disposition, asset sale or corporate restructuring or reorganization) or financing (including, but not limited to, any incurrence of Indebtedness (or entering into a commitment with respect thereto), Sale and Leaseback Transaction, issuance of securities, equity offering or contribution, liability management transaction or other capital raise) and may be given prior to the completion thereof. If a redemption is subject to satisfaction of one or more conditions precedent, the notice shall describe each condition, and the notice may be rescinded in the event that any or all of the conditions shall not have been satisfied by the redemption date. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

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In addition, the Issuer may acquire 8-Year Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Notwithstanding the foregoing, the payment of accrued but unpaid interest in connection with the redemption of 8-Year Notes is subject to the rights of a Holder of 8-Year Notes on a record date for the payment of interest whose 8-Year Notes are to be redeemed on or after such record date but on or prior to the related interest payment date to receive interest on such interest payment date.

6. Notice of Optional Redemption. Notices of redemption shall be mailed by first class mail or sent electronically at least 10 but not more than 60 days before the Redemption Date to each Holder of 8-Year Notes to be redeemed at its registered address (or to the extent permitted or required by applicable Depositary procedures or regulations with respect to global 8-Year Notes, sent electronically). If any 8-Year Note is to be redeemed in part only, the notice of redemption that relates to such 8-Year Note shall state the portion of the principal amount thereof to be redeemed. Any redemption and notice thereof may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption.

7. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding 8-Year Notes in accordance with the procedures set forth in the Indenture.

8. Denominations, Transfer, Exchange. The 8-Year Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. A Holder may transfer or exchange 8-Year Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 8-Year Notes or portion of an 8-Year Note selected for redemption, or register the transfer of or exchange any 8-Year Notes for a period of 15 days before a mailing of notice of redemption.

9. Persons Deemed Owners. The registered Holder of this 8-Year Note may be treated as the owner of this Note for all purposes.

10. Unclaimed Money. If money held by the Paying Agent or Trustee for the payment of principal or interest remains unclaimed for two years, the Paying Agent or Trustee, as applicable, will pay such money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer and the Guarantors for payment as general creditors unless an “abandoned property” law designates another Person.

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11. Amendment, Supplement, Waiver, Etc. The Issuer and the Trustee may, without the consent of the Holders of any outstanding 8-Year Notes, amend, waive or supplement the Indenture or the 8-Year Notes for certain specified purposes, including, among other things, curing ambiguities, omissions, defects or inconsistencies, providing for the assumption by a successor to the Issuer of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the 8-Year Notes may be made by the Issuer and the Trustee with the consent of Holders as further described in the Indenture.

12. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Parent Guarantor and its Subsidiaries to, among other things, create liens, make Restricted Payments, enter into Sale and Leaseback Transactions or consolidate, merge or sell all or substantially all of the assets of the Parent Guarantor and its Subsidiaries and requires the Issuer to provide reports to Holders of the 8-Year Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.05 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.

13. Successor Person. When a successor Person assumes all the obligations of its predecessor under the 8-Year Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor Person will, except as provided in Article Five, be released from those obligations.

14. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under the Indenture, either the Trustee, by notice in writing to the Issuer, or the Holders of at least 25% in aggregate principal amount of the 8-Year Notes then outstanding, by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, may declare the principal of and premium, if any, and accrued interest, if any, on the 8-Year Notes to be due and payable, and upon such declaration of acceleration, such principal of and premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to the Issuer or the Parent Guarantor, the principal of and premium, if any, and accrued interest, if any, on the 8-Year Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the 8-Year Notes then outstanding may rescind and annul such acceleration if:

(1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

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(2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(3) the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(4) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Holders may not enforce the Indenture or the 8-Year Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the 8-Year Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding 8-Year Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the 8-Year Notes) if it determines that withholding notice is in their best interests.

15. Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

16. No Recourse Against Others. No director, officer, employee, incorporator, member of the Board of Directors or holder of Capital Stock of the Parent Guarantor or of any Subsidiary, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the 8-Year Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 8-Year Notes by accepting an 8-Year Note waives and releases all such liability.

17. Satisfaction and Discharge. The Issuer’s and each Guarantors’ obligations pursuant to the Indenture in relation to the 8-Year Notes will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the 8-Year Notes or upon the irrevocable deposit with the Trustee of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the 8-Year Notes to maturity or redemption, as the case may be.

18. Guarantees. From and after the Issue Date, the 8-Year Notes will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

19. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.

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20. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

WESCO Distribution, Inc.

225 West Station Square Drive, Suite 700

Pittsburgh, Pennsylvania 15219-1122

Facsimile: (412) 222-7566 Attention: Chief Financial Officer

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ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: ______________________________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.07 or Section 4.08 of the Indenture check the appropriate box:

☐ Section 4.07     ☐ Section 4.08

If you want to have only part of this Note purchased by the Issuer pursuant to Section 4.07 or Section 4.08 of the Indenture, state the amount you elect to have purchased:

$

($2,000 or integral multiples of $1,000 in excess

of $2,000; provided that the part not

purchased must be at least $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

*	Insert in Global Securities only.

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EXHIBIT B

[FORM OF LEGEND FOR RESTRICTED SECURITIES]

Any Restricted Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Global Note) in substantially the following form:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

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EXHIBIT C

[FORM OF LEGEND FOR GLOBAL NOTE]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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Exhibit D

[FORM OF LEGEND FOR REGULATION S NOTE]

Any Regulation S Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

By its acquisition hereof, the holder hereof represents that it is not a U.S. Person, nor is it purchasing for the account of a U.S. Person, and is acquiring this note in an offshore transaction in accordance with regulation s under the Securities Act.

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Exhibit E

FORM OF CERTIFICATE OF TRANSFER

WESCO Distribution, Inc.

225 West Station Square Drive, Suite 700

Pittsburgh, Pennsylvania 15219-1122

Facsimile: (412) 222-7566

Attention: Chief Financial Officer

U.S. Bank Trust Company, National Association

1735 Market Street, 43rd Floor

Philadelphia, PA 19103

Attention: Corporate Trust Services

Re: WESCO Distribution, Inc.

Re: [5.250][5.500]% Senior Notes due 20[31][34]

(CUSIP _____________)

(ISIN _______________)

Reference is hereby made to the Indenture, dated as of February 27, 2026 (the “Indenture”), by and among WESCO Distribution, Inc. (the “Issuer”), the Parent Guarantor, the Subsidiary Guarantor and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of ___________ in such Note[s] or interests (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in a Rule 144A Global Note or a Physical Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Physical Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Physical Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Physical Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Physical Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Physical Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Physical Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Issuer or a Subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Physical Notes and the requirements of the exemption claimed, which certification is supported by, if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Physical Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Physical Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.

(b) ☐ Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.

(c) ☐ Check if Transfer is pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

(d) ☐ Check if Transfer is pursuant to an Effective Registration Statement. (i) The Transfer is being effected pursuant to and in compliance with an effective registration statement under the Securities Act and any applicable blue sky securities laws of any State of the United States and in compliance with the prospectus delivery requirements of the Securities Act and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a) ☐ a beneficial interest in a:

(i) ☐ Rule 144A Global Note (CUSIP ______) (ISIN ______), or

(ii) ☐ Regulation S Global Note (CUSIP ______) (ISIN ______), or

(b) ☐ a Restricted Physical Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐ a beneficial interest in the:

(i) ☐ Rule 144A Global Note (CUSIP _______) (ISIN ______), or

(ii) ☐ Regulation S Global Note (CUSIP ______)(ISIN ______), or

(iii) ☐ Unrestricted Global Note (CUSIP ______) (ISIN ______), or

(b) ☐ a Restricted Physical Note; or

(c) ☐ an Unrestricted Physical Note,

in accordance with the terms of the Indenture.

EXHIBIT F

FORM OF CERTIFICATE OF EXCHANGE

WESCO Distribution, Inc.

225 West Station Square Drive, Suite 700

Pittsburgh, Pennsylvania 15219-1122

Facsimile: (412) 222-7566

Attention: Chief Financial Officer

U.S. Bank Trust Company, National Association

1735 Market Street, 43rd Floor

Philadelphia, PA 19103   Attention: Corporate Trust Services

re: WESCO Distribution, Inc.

Re: [5.250][5.500]% Senior Notes due 20[31][34]

(CUSIP______________)

(ISIN _______________)

Reference is hereby made to the Indenture, dated as of February 27, 2026 (the “Indenture”), by and among WESCO Distribution, Inc. (the “Issuer”), the Parent Guarantor, the Subsidiary Guarantor and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of ____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Physical Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Physical Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from Restricted Physical Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Physical Note to Unrestricted Physical Note. In connection with the Owner’s Exchange of a Restricted Physical Note for an Unrestricted Physical Note, the Owner hereby certifies (i) the Unrestricted Physical Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Physical Notes for Restricted Physical Notes or Beneficial Interests in Restricted Global Notes.

(a) ☐ Check if Exchange is from Restricted Physical Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Physical Note for a beneficial interest in the [CHECK ONE] __ Rule 144A Global Note, __Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Owner]

By:
Name:
Title:

Dated: ________________

EXHIBIT G

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of     , among      (the “Guaranteeing Subsidiary”), a subsidiary of WESCO Distribution, Inc. (or its permitted successor), a Delaware corporation (the “Issuer”), and U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of February 27, 2026 (the “Indenture”), providing for the issuance of the Issuer’s 5.250% Senior Notes due 2031 (the “5-Year Notes”) and 5.500% Senior Notes due 2034 (the “8-Year Notes” and, together with the 5-Year Notes, the “Notes”);

WHEREAS, the Indenture provides that, under certain circumstances, the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.

4. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator member of the Board of Directors or holder of Capital Stock of the Issuer or of any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Supplemental Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

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5. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ___________

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

WESCO DISTRIBUTION, INC.

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

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